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                                                                    EXHIBIT 4.02

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                                CREDIT AGREEMENT

                                  DATED AS OF
                              SEPTEMBER 23, 1997,

                                    BETWEEN

                            COMSHARE, INCORPORATED,
                                COMSHARE LIMITED

                                      AND

                         HARRIS TRUST AND SAVINGS BANK




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                               TABLE OF CONTENTS

SECTION                                           DESCRIPTION                                PAGE
SECTION 1.          THE REVOLVING CREDIT......................................................  1
    Section 1.1.        Revolving Credit......................................................  1
    Section 1.2.        Manner and Disbursement of Loans......................................  2
    Section 1.3.        Appointment of Company as Agent for Borrowers.........................  2
SECTION 2.          INTEREST AND CHANGE IN CIRCUMSTANCES......................................  2
    Section 2.1.        Interest Rate Options.................................................  2
    Section 2.2.        Minimum Amounts.......................................................  4
    Section 2.3.        Computation of Interest...............................................  4
    Section 2.4.        Manner of Rate Selection..............................................  5
SECTION 3.          FEES, PREPAYMENTS, TERMINATIONS AND APPLICATIONS..........................  5
    Section 3.1.        Fees..................................................................  5
    Section 3.2.        Voluntary Prepayments.................................................  6
    Section 3.3.        Mandatory Prepayment..................................................  6
    Section 3.4.        Terminations..........................................................  6
    Section 3.5.        Place and Application of Payments.....................................  6
    Section 3.6.        Notations.............................................................  7
    Section 3.7.        Payments Free of Withholding..........................................  7
SECTION 4.          COLLATERAL................................................................  8
    Section 4.1.        Personal Property Collateral from Company and each Subsidiary.........  8
    Section 4.2.        Foreign Security Documents............................................  8
    Section 4.3.        Foreign Accounts......................................................  8
    Section 4.4.        Stock Pledge..........................................................  8
    Section 4.5.        Guarantees............................................................  8
    Section 4.6.        Further Assurances....................................................  8
SECTION 5.          DEFINITIONS; INTERPRETATION...............................................  8
    Section 5.1.        Definitions...........................................................  8
    Section 5.2.        Interpretation........................................................ 20
SECTION 6.          REPRESENTATIONS AND WARRANTIES............................................ 21





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
    Section 6.1.        Organization and Qualification........................................ 21
    Section 6.2.        Subsidiaries.......................................................... 21
    Section 6.3.        Corporate Authority and Validity of Obligations....................... 22
    Section 6.4.        Use of Proceeds; Margin Stock......................................... 22
    Section 6.5.        Financial Reports..................................................... 22
    Section 6.6.        Solvency, Etc......................................................... 23
    Section 6.7.        No Material Adverse Change............................................ 23
    Section 6.8.        Full Disclosure....................................................... 23
    Section 6.9.        Good Title............................................................ 23
    Section 6.10.       Litigation and Other Controversies.................................... 23
    Section 6.11.       Taxes................................................................. 24
    Section 6.12.       Approvals............................................................. 24
    Section 6.13.       Affiliate Transactions................................................ 24
    Section 6.14.       Investment Company.................................................... 24
    Section 6.15.       ERISA................................................................. 24
    Section 6.16.       Compliance with Laws.................................................. 24
    Section 6.17.       Other Agreements...................................................... 25
    Section 6.18.       No Default............................................................ 25
SECTION 7.          CONDITIONS PRECEDENT...................................................... 25
    Section 7.1.        All Advances.......................................................... 25
    Section 7.2.        Initial Advance....................................................... 26
SECTION 8.          COVENANTS................................................................. 27
    Section 8.1.        Maintenance of Business............................................... 28
    Section 8.2.        Maintenance of Properties............................................. 28
    Section 8.3.        Taxes and Assessments................................................. 28
    Section 8.4.        Insurance............................................................. 28
    Section 8.5.        Financial Reports..................................................... 28
    Section 8.6.        Inspection............................................................ 30
    Section 8.7.        Net Worth............................................................. 30
    Section 8.8.        Fixed Charge Coverage Ratio........................................... 31
    Section 8.9.        Minimum EBIT.......................................................... 31
    Section 8.10.       Indebtedness for Borrowed Money....................................... 31
    Section 8.11.       Liens................................................................. 32
    Section 8.12.       Investments, Acquisitions, Loans, Advances and Guaranties............. 33
    Section 8.13.       Mergers, Consolidations and Sales..................................... 34
    Section 8.14.       Dividends and Certain Other Restricted Payments....................... 34
    Section 8.15.       ERISA................................................................. 34



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
    Section 8.16.       Compliance with Laws.................................................. 35
    Section 8.17.       Burdensome Contracts With Affiliates.................................. 35
    Section 8.18.       No Changes in Fiscal Year............................................. 35
    Section 8.19.       Formation of Subsidiaries............................................. 35
    Section 8.20.       Change in the Nature of Business...................................... 35
    Section 8.21.       Borrowing  Subsidiary................................................. 35
SECTION 9.          EVENTS OF DEFAULT AND REMEDIES............................................ 36
    Section 9.1.        Events of Default..................................................... 36
    Section 9.2.        Non-Bankruptcy Defaults............................................... 38
    Section 9.3.        Bankruptcy Defaults................................................... 39
SECTION 10.         JOINT AND SEVERAL LIABILITY............................................... 39
    Section 10.1.       Joint and Several Liability........................................... 39
    Section 10.2.       Joint and Several Liability Unconditional............................. 39
    Section 10.3.       Discharge Only Upon Payment in Full................................... 40
    Section 10.4.       Waivers............................................................... 40
    Section 10.5.       Limit on Recovery..................................................... 41
    Section 10.6.       Stay of Acceleration.................................................. 41
SECTION 11.         FUNDING INDEMNITY AND CHANGE IN CIRCUMSTANCES............................. 41
    Section 11.1.       Change in Capital Adequacy Requirements............................... 41
    Section 11.2.       Change of Law......................................................... 41
    Section 11.3.       Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR... 42
    Section 11.4.       Taxes and Increased Costs............................................. 42
    Section 11.5.       Funding Indemnity..................................................... 43
    Section 11.6.       Lending Branch........................................................ 44
    Section 11.7.       Discretion of Bank as to Manner of Funding............................ 44
SECTION 12.         MISCELLANEOUS............................................................. 44
    Section 12.1.       Non-Business Days..................................................... 44
    Section 12.2.       No Waiver, Cumulative Remedies........................................ 44
    Section 12.3.       Amendments, Etc....................................................... 44
    Section 12.4.       Extensions of the Commitment.......................................... 44
    Section 12.5.       Costs and Expenses.................................................... 45
    Section 12.6.       Currency.............................................................. 46
    Section 12.7.       Currency Equivalence.................................................. 46
    Section 12.8.       Documentary Taxes..................................................... 47



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
    Section 12.9.       Survival of Representations........................................... 47
    Section 12.10.      Survival of Indemnities............................................... 47
    Section 12.11.      Notices............................................................... 47
    Section 12.12.      Construction.......................................................... 48
    Section 12.13.      Headings.............................................................. 48
    Section 12.14.      Severability of Provisions............................................ 48
    Section 12.15.      Counterparts.......................................................... 48
    Section 12.16.      Binding Nature, Governing Law, Etc.................................... 48
    Section 12.17.      Submission to Jurisdiction;  Waiver of Jury Trial..................... 48
Signature..................................................................................... 50



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EXHIBIT A - Revolving Credit Note
EXHIBIT B - Borrowing Base Certificate
EXHIBIT C - Compliance Certificate
EXHIBIT D - Opinion of Borrowers' Counsel
EXHIBIT E - Form of Opinion of Borrowing Subsidiary's/Guarantors' Counsel EXHIBIT F - Optional Currencies
EXHIBIT G - Form Of Guaranty Agreement
SCHEDULE 6.2 - Subsidiaries
SCHEDULE 8.10 - Foreign Overdraft Liens
SCHEDULE 8.11 - Permitted Liens



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




                                CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     The undersigned, Comshare, Incorporated, a Michigan corporation (the "Company"), and Comshare Limited, a private limited company organized under the laws of England (the "Borrowing Subsidiary") (the Company and the Borrowing Subsidiary being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), hereby apply to you (the "Bank") to provide to the Borrowers a revolving credit facility, all on and subject to the terms and conditions set forth below. Accordingly, this Agreement is executed and delivered by the Borrowers to the Bank to set forth and confirm the terms and conditions applicable to such credit facility and the covenants, representations and warranties of the Borrowers to be made in connection therewith.

SECTION 1. THE REVOLVING CREDIT.

     Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, the Bank agrees to extend a revolving credit (the "Revolving Credit") to the Company and (subject to Section 1.3 hereof) the Borrowing Subsidiary which may be availed of by each Borrower from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitment of the Bank to extend credit under the Revolving Credit shall expire. The Revolving Credit may be utilized by each Borrower in the form of loans (individually a "Loan" and collectively the "Loans") on a revolving basis in U.S. Dollars and Optional Currencies, all as more fully hereinafter set forth; provided, however, that the aggregate Original Dollar Amount of Loans outstanding at any one time to the Borrowers (taken together) shall not exceed the lesser of (x) $10,000,000 (such amount, as the same may be reduced pursuant to Section 3.4 hereof, being hereinafter referred to as the "Commitment") and (y) the Borrowing Base as then determined and computed. Each Loan shall be in a minimum amount of $100,000; provided, however, that Loans which bear interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section 2.2 hereof. The Loans shall be made against and evidenced by a single promissory note of the Company and the Borrowing Subsidiary, jointly and severally, in the form (with appropriate insertions) attached hereto as Exhibit A (the "Note") payable to the order of the Bank in the outstanding principal amount of the Loans. The Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of the Note stated on its face, the actual principal amount at any time outstanding and owing by the Borrowers on account of the Note shall be the sum of all Loans made hereunder (without regard to which Borrower such Loans were made) less all payments of principal actually received by the Bank on the Loans. During the period from and including the date hereof to but not including the Termination Date, each Borrower may use the Commitment by borrowing, repaying and reborrowing Loans in whole or in part, all in accordance with the terms and conditions of this Agreement.

     Section 1.2. Manner and Disbursement of Loans. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) shall give written or telephonic notice to the Bank (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date a Borrower requests the Bank to make a Loan hereunder to such Borrower. Each such notice shall specify the date of the Loan requested (which must be a Business Day), the amount of such Loan and the Borrower to whom it is to be disbursed. Each Loan shall initially constitute part of the Domestic Rate Portion of the Note except to the extent the Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) has otherwise timely elected that such Loan, or any part thereof, constitute part of a Eurocurrency Portion as provided in Section 2 hereof. The Borrowers agree that the Bank may rely upon any written or telephonic notice given by any person the Bank in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Bank has acted in reliance thereon. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the relevant Borrower at the principal office of the Bank in Chicago, Illinois, in immediately available funds, except in the case of Eurocurrency Portions of Loans denominated in an Optional Currency, which shall be made available at such office as the Bank has previously notified to the Company, in such funds which are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value.

     Section 1.3. Appointment of Company as Agent for Borrowers. Each Borrower hereby irrevocably appoints the Company as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Loans to be made to such Borrower, to select on such Borrower's behalf the interest rate and (if relevant) currency to be applicable under Section 2 hereof to Portions of Loans made to such Borrower and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Bank shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of either one or both of the Borrowers whether or not the Company so indicates.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.


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     Section 2.1. Interest Rate Options.  (a) Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Note (all of the indebtedness evidenced by the Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion" of the Note) may, at the option of the Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof), bear interest with reference to the Domestic Rate (the "Domestic Rate Portion") or with reference to an Adjusted LIBOR ("Eurocurrency Portions"), and Portions may be converted from time to time from one basis to another. Eurocurrency Portions of the Note may be denominated in either U.S. Dollars or an Optional Currency, but all other Portions of the Note must be denominated in U.S. Dollars only. All of the indebtedness evidenced by the Note which is not part of a Eurocurrency Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single Eurocurrency Portion. There shall not be more than fifteen (15) Eurocurrency Portions applicable to the Note outstanding at any one time. Anything contained herein to the contrary notwithstanding, the obligation of the Bank to create, continue or effect by conversion any Eurocurrency Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Borrowers hereby jointly and severally promise to pay interest on each Portion of the Note at the rates and times specified in this Section 2.

     (b) Domestic Rate Portion. The Domestic Rate Portion shall bear interest at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if the Domestic Rate Portion of the Note or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on the Domestic Rate Portion of the Note shall be payable quarterly in arrears on the last Business Day of each calendar quarter in each year and at maturity of the Note, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on each Domestic Rate Portion resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

     (c) Eurocurrency Portions. Each Eurocurrency Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR for such Interest Period, provided that if any Eurocurrency Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest, whether before or after judgment, until payment in full thereof (i) if such portion is denominated in U.S. Dollars, at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto through the end of the Interest Period then

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applicable thereto, and effective at the end of such Interest Period such
Eurocurrency Portion shall automatically be converted into and added to the Domestic Rate Portion of the Note and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion after default and (ii) if such Portion is denominated in an Optional Currency, at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of the Applicable Margin plus 2% plus the Overnight Eurocurrency Rate.
Interest on each Eurocurrency Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a Eurocurrency Portion in excess of 3 months, on the date occurring every 3 months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) shall notify the Bank on or before 11:00 a.m. (Chicago time) on the third Business Day (or, on the third Business Day in the case of a Eurocurrency Portion denominated in U.S. Dollars) preceding the end of an Interest Period applicable to a Eurocurrency Portion whether such Eurocurrency Portion is to continue as a Eurocurrency Portion in the same currency, in which event the Company (which is so acting on behalf of the Borrowers) shall notify the Bank of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Bank, such Eurocurrency Portion if denominated in U.S. Dollars shall automatically be converted into and added to the Domestic Rate Portion of the Note as of and on the last day of such Interest Period (and the relevant Borrower shall be deemed to have requested such conversion) or if denominated in an Optional Currency shall automatically as of the last day of such Interest Period, be continued as a Eurocurrency Portion in the same amount and in the same currency and with an Interest Period of 1 month (and the relevant Borrower shall be deemed to have requested such continuance), subject to Section 7 hereof.

     In the event the Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) requests the Bank create or continue, or convert a Portion (an "Existing Portion") into, a Eurocurrency Portion denominated in an Optional Currency and the Bank notifies the Company by no later than 12:00 noon (Chicago time) on the date of such request that such Optional Currency is not available to the Bank in a sufficient amount and for a sufficient term to enable the Bank to create, continue or convert into such Eurocurrency Portion, the relevant Borrower shall automatically be deemed to have revoked its request for such Eurocurrency Portion and the Existing Portion if denominated in U.S. Dollars shall automatically be converted into and added to the Domestic Rate Portion of the Note as of and on the last day of the Interest Period applicable thereto (and the relevant Borrower shall be deemed to have requested such conversion) or if denominated in an Optional Currency shall be repaid in full on the last day of such Interest Period. Any Loan made in an Optional Currency shall be advanced

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in such currency, and all payments of principal and interest thereon shall be made in such Optional Currency.

     Section 2.2. Minimum Amounts. Each Loan and each Portion of each Loan shall be in a minimum amount of $100,000 except for Eurocurrency Portions.
Each Eurocurrency Portion denominated in U.S. Dollars shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $10,000. Each Eurocurrency Portion denominated in an Optional Currency shall be in a minimum amount for which the U.S. Dollar Equivalent is $100,000 or such greater amount which is an integral multiple 50,000 units of the relevant currency or, solely in the case of a Eurocurrency Portion denominated in an Optional Currency being continued in the same currency, if less, the same amount of such currency.

     Section 2.3. Computation of Interest. All interest on the Notes (except for Eurocurrency Portions denominated in British Pound Sterling) shall be computed on the basis of a year of 360 days for the actual number of days elapsed. All interest on Eurocurrency Portions denominated in British Pound Sterling shall be computed on the basis of a year of 365 or 366 days, as the case may be.

     Section 2.4. Manner of Rate Selection. Each Loan shall initially constitute part of the Domestic Rate Portion of the Note except to the extent the Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) has otherwise timely elected otherwise as hereinafter set forth. In the event the relevant Borrower desires a Eurocurrency Portion be created, continued or converted, the Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) shall notify the Bank by 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date upon which the relevant Borrower requests that any Eurocurrency Portion be created or that any part of the Domestic Rate Portion be converted into a Eurocurrency Portion. Each such notice shall specify in each instance the amount of the Portion being created or converted and in the case of the creation of or conversion into any Eurocurrency Portion, the Interest Period selected therefor and in the case of the creation of or conversion into any Eurocurrency Portion, the currency in which such Portion is to be denominated. If any request is made to convert a Eurocurrency Portion into another type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Bank is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Bank in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Borrowers hereby jointly and severally indemnifying the Bank from any liability or loss ensuing from so acting.


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

SECTION 3.  FEES, PREPAYMENTS, TERMINATIONS AND APPLICATIONS.

     Section 3.1.     Fees.

     (a) Closing Fee. On the date hereof, the Borrowers shall pay to the Bank a closing fee of $25,000, such fee to be deemed fully earned and non-refundable upon the Bank's acceptance of this Agreement.

     (b) Commitment Fee. For the period from and including the date hereof to but not including the Termination Date, the Borrowers shall pay to the Bank a commitment fee at a rate per annum equal at all times to the Applicable Margin (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Commitment. Such commitment fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter in each year (commencing on September 30, 1997) and on the Termination Date.

     (c) Audit Fees. The Borrowers shall pay to the Bank charges for audits of the Collateral performed by the Bank or its agents or representatives in such amounts as the Bank may from time to time request (the Bank acknowledging and agreeing that such charges shall be computed reasonably and in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default or Event of Default, the Borrowers shall not be required to pay the Bank for more than one such audit per calendar year.

     Section 3.2. Voluntary Prepayments. (a) Each Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in an amount not less than $100,000) the Domestic Rate Portion of the Note at any time upon notice to the Bank prior to 11:00 a.m. (Chicago time) on the date fixed for prepayment, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment.

     (b) Each Borrower may prepay any Eurocurrency Portion of the Note only on the last date of the then applicable Interest Period, in whole or in part (but if such prepayment is in part, then such prepayment shall be: (i) if such Portion is denominated in U.S. Dollars, in an amount not less than $100,000 or such greater amount which is an integral multiple of $100,000, (ii) if such Portion is denominated in an Optional Currency, an amount for which the U.S. Dollar Equivalent is not less than $100,000 or such greater amount which is an integral multiple of 100,000 units of the relevant currency and (iii) in all cases in an amount such that the minimum amount required for Portions of such type pursuant to Section 2.2 hereof without the necessity of any consent from the Bank remains outstanding after giving effect to such prepayment) upon 3

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


Business Days' prior notice to the Bank (which notice shall be irrevocable once given, must be received by the Bank no later than 10:00 a.m. (Chicago time) on the fourth Business Day preceding the date of such prepayment, and shall specify the principal amount to be repaid). Any such prepayment shall be effected by payment of the principal amount to be prepaid and accrued interest thereon to the end of the applicable Interest Period.

     Section 3.3. Mandatory Prepayment. The Borrowers covenant and agree that if at any time the sum of the then aggregate Original Dollar Amount of Loans then outstanding shall be in excess of the lesser of (x) the Borrowing Base as then determined and computed or (y) the Commitment then in effect, the Borrowers shall immediately and without notice or demand pay over the amount of the amount of the excess to the Bank as and for a mandatory prepayment on Note until payment in full thereof. Each such prepayment shall be accompanied by accrued interest on the amount prepaid to the date of prepayment plus any amounts due to the Bank under Section 11.5 hereof.

     Section 3.4. Terminations. The Company shall have the right at any time and from time to time, upon 1 Business Day's prior notice to the Bank, to terminate without premium or penalty and in whole or in part (but if in part, then in an amount not less than $500,000) the Commitment, provided that the Commitment may not be reduced to an amount less than the aggregate Original Dollar Amount of the Loans then outstanding. No termination of the Commitment pursuant to this Section may be reinstated.

     Section 3.5. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Bank at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Bank may specify) no later than 11:00 a.m. (Chicago time) on the date any such payment is due and payable. Payments received by the Bank after 11:00 a.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made (i) in the case of Obligations payable in U.S. Dollars, in lawful money of the United States, immediately available funds at the place of payment, or (ii) in the case of Obligations payable in an Optional Currency, in such Optional Currency in such funds then customary for the settlement of international transactions in such currency. Unless the Company (which is acting on behalf of the Borrowers pursuant to Section 1.3 hereof) otherwise directs, principal payments shall be applied first to the Domestic Rate Portion of the Note until payment in full thereof, with any balance applied to the Eurocurrency Portions of the Note in the order in which their Interest Periods expire.

     Section 3.6. Notations. Each Loan made against the Note, the status of all amounts evidenced by the Note as constituting part of the relevant Domestic Rate Portion or a Eurocurrency Portion, and, in the case of any Eurocurrency Portion, the rates of interest and

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


Interest Periods applicable to such Portion and the currency in which such Portion is denominated shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loan or Loans evidenced thereby and the interest rates and Interest Periods applicable thereto and the currency in which such Portion is repayable; provided that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. Prior to any negotiation of the Note, the Bank shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the relevant Domestic Rate Portion or a Eurocurrency Portion, and, in the case of any Eurocurrency Portion, the rates of interest and the Interest Periods applicable thereto and the currency in which such Portion is denominated.

     Section 3.7. Payments Free of Withholding. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions and conditions of any nature (each, a "withholding") imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Bank). If any such withholding is so required, the Borrowers shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by the Bank free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which the Bank would have received had such withholding not been made. If the Bank pays any amount in respect of any such taxes, penalties or interest the Borrowers shall reimburse the Bank for that payment on demand in the currency in which such payment was made. If any Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank on or before the thirtieth day after payment.

SECTION 4. COLLATERAL.

     Section 4.1. Personal Property Collateral from Company and each Subsidiary. The payment and performance of the Obligations shall be secured by a first priority, perfected Lien on all of the Company's and each Subsidiary's accounts and certain other related assets and property of the Company and each Subsidiary, in each case whether now owned or held or hereafter acquired or arising, pursuant to, among other things, that certain Security Agreement dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "Security Agreement").

     Section 4.2. Foreign Security Documents The payment and performance of the Obligations shall also be secured by a first priority, perfected Lien on the accounts and other related assets and properties of Comshare Canada, Comshare UK and the Borrowing Subsidiary pursuant to the Foreign Security Documents, in each case whether now owned or held or hereafter acquired or arising.

     Section 4.3. Foreign Accounts. Notwithstanding anything herein to the contrary, neither the Company nor any Material Subsidiary need take such action as shall be necessary or advisable to perfect, under the laws of any jurisdiction outside the United States of America, Canada and the United Kingdom, the Bank's Lien on any Foreign Account.

     Section 4.4. Stock Pledge. The payment and performance of the Obligations shall also be secured by a first priority, perfected Lien on the capital stock held by the Company or any Subsidiary in each Subsidiary pursuant to that certain Pledge Agreement dated as of even date herewith, as the same may be amended, modified or supplemented from time to time (the "Pledge Agreement"). Notwithstanding the foregoing, neither the Company nor any Subsidiary shall be required to pledge more than 65% of the issued and outstanding capital stock of any Subsidiary that is organized under the laws of a jurisdiction outside the United States of America.

     Section 4.5. Guarantees. The payment and performance of the Obligations shall be guaranteed by each Material Subsidiary (other than the Borrowing Subsidiary) pursuant to a Guaranty Agreement duly executed by such Subsidiary.

     Section 4.6. Further Assurances. The Company covenants and agrees that it shall comply, and shall cause its Subsidiaries to comply, with all terms and conditions of each of the Collateral Documents and that it shall, at any time and from time to time as requested by the Bank, execute and deliver, and shall cause its Subsidiaries to execute and deliver, such further instruments and do such acts and things as the Bank may deem necessary or desirable to provide for or protect or perfect the Lien of the Bank in the Collateral.

SECTION 5. DEFINITIONS; INTERPRETATION.

     Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

     "Adjusted LIBOR" means a rate per annum determined by the Bank in accordance with the following formula:

                       Adjusted LIBOR =            LIBOR
                                       ------------------------------
                                           100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities", as such term is defined in Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Portions is determined or any category of extension of credit or other assets that include loans by non-United States offices of the Bank to United States residents), for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, Eurocurrency Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars or the relevant Optional Currency, as appropriate, in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for a period equal to such Interest Period and in an amount equal or comparable to the applicable Eurocurrency Portion scheduled to be outstanding from the Bank during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Optional Currency, as appropriate, for a period equal to such Interest Period which appears on the appropriate Telerate Page as of 11:00 a.m. (London, England time) on the date two (2) Business Days before the commencement of such Interest Period. "Telerate Page" means the display designated on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars or such Optional Currency, as the case may be) for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits of U.S. Dollars, currently displayed on Page 3750, or of the appropriate Optional Currency. Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     "Agency Receivable" means an account receivable recognized by a Qualified Comshare Company (in accordance with the Company's accounting practices as in effect as of the date hereof) as owing by the relevant end-user arising from the rendition of services sold to such end-user by a party which a Qualified Comshare Company considers (in accordance with the Company's business practices as in effect on the date hereof) as its agent (as opposed to its distributor).

     "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "Applicable Margin" with respect to Loans and the commitment fee payable under Section 3.1 hereof shall mean the rate specified for such obligation below, subject to quarterly adjustment as hereinafter provided:

  When Following          Applicable              Applicable          Applicable
  Status Exists             Margin                  Margin            Margin For
     For any           For Domestic Rate          For LIBOR           Commitment
Determination Date       Portion Is:             Portions Is:         Fee Is:
Level I Status                0%                      1.00%             0.250%
Level II Status               0%                      1.50%             0.250%
Level III Status              0%                      1.75%             0.375%

provided, however, that all of the foregoing is subject to the following:

           (i) the initial Applicable Margin in effect through the first Determination Date shall be the Applicable Margin for Level III Status;

           (ii) on or before the date that is ten (10) Business Days after the latest date by which the Company is required to deliver pursuant to
      Section 8.5 hereof a Compliance Certificate to the Bank for each quarterly fiscal period (such date that is ten (10) Business Days after the latest date by which the Company is required to deliver a Compliance

      Certificate to the Bank being herein referred to as the "Determination Date"), the Bank shall determine whether Level I Status, Level II Status or Level III Status (as each is hereinafter defined) exists as of the close of the applicable accounting period, based upon the Compliance Certificate and financial statements delivered to the Bank under Section
      8.5 hereof for such accounting period, and shall promptly notify the Company of such determination and of any change in the Applicable Margin resulting therefrom;

           (iii) any change in the Applicable Margin shall be effective as of such Determination Date, with such new Applicable Margin to continue in effect until the next Determination Date. If the Company has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 8.5 hereof, until a Compliance Certificate is delivered before the next Determination Date, the Applicable Margin shall be the Applicable Margin for Level III Status. If the Company subsequently delivers a Compliance Certificate before the next Determination Date, the Applicable Margin established by such Compliance Certificate shall take effect from the date ten (10) Business Days after the date of delivery and remain effective until the next Determination Date; and

           (iv) if and so long as any Event of Default has occurred and is continuing hereunder, notwithstanding anything herein to the contrary, the Applicable Margin shall be the Applicable Margin for Level III Status.

The Bank's determination of Level I Status, Level II Status or Level III Status shall be conclusive and binding on the Borrowers except in the case of manifest error or willful misconduct.

     "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Company to the Bank, or any further or different officer of the any Borrower so named by any Authorized Representative of any Borrower in a written notice to the Bank.

     "Bank" is defined in the introductory paragraph hereof.

     "Borrowing Base" means, as of any time it is to be determined, the sum of:

           (a) 80% of the then outstanding unpaid amount of Eligible Accounts other than Software Maintenance Receivables; plus

           (b) 70% of the then outstanding unpaid amount of Eligible Accounts consisting of Software Maintenance Receivables;

provided, however, that (i) not more than 30% of the Borrowing Base shall at any time be attributable to Software Maintenance Receivables and (ii) the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Company pursuant to Section 8.5(a) hereof and, if required by the Bank pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Bank pursuant hereto or pursuant to any such Collateral Document, and (iii) the unpaid amount of each Agency Receivable shall be computed net of (that is, after deducting therefrom) any agency finder's fee, commission, broker's fee or similar amount accrued on the books of the Company or any Subsidiary as a liability owed to the agent with respect to such Agency Receivable.

     "Borrowers" means the Company and subject to Section 1.3 hereof, the Borrowing Subsidiary, with (i) the term "Borrowers" to mean the Borrowers, collectively, and, also, each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the joint and several promises, covenants, representations and warranties of and by each and all of such corporations. The term "Borrower" appearing in such singular form shall be deemed a reference to Company or the Borrowing Subsidiary unless the context in which such term is used shall otherwise require.

     "Borrowing Subsidiary" is defined in the introductory paragraph hereof.

     "Business Day" means any day other than a Saturday or Sunday on which the Bank is not authorized or required to close in Chicago, Illinois and, when used with respect to Eurocurrency Portions, a day on which the Bank is also dealing in United States Dollar deposits in London, England and Nassau, Bahamas and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Portion denominated in an Optional Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Portions are to be made.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Bank by the Collateral Documents.

     "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Foreign Security Documents and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Obligations.

     "Commitment" is defined in Section 1.1 hereof.

     "Company" is defined in the introductory paragraph hereof.

     "Comshare Canada" means Comshare Limited, a corporation organized under the laws of the Province of Ontario, Canada.

     "Comshare UK" means Comshare International Ltd., a private limited company organized under the laws of England.

     "Comshare US" means Comshare (U.S.), Inc., a Michigan corporation.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Account" means each account receivable of a Qualified Comshare Company on which the account debtor is located within the United States of America.

     "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Bank from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Bank's best or lowest rate); and (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Bank for the sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 1/2 of 1%.

     "Domestic Rate Portion" is defined in Section 2.1(a) hereof.

     "EBIT" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of each of the following: (i) Interest Expense for such period and (ii) federal, state and local income taxes for such period. Solely for purposes of Section
8.9 hereof, EBIT shall be increased when being computed for any period which includes the Company's fiscal quarter ending September 30, 1997 by up to $1,500,000 of all amounts properly charged in accordance with GAAP for restructuring or unusual charges during such quarter on the books of the Company and its Subsidiaries.

     "EBITDAL" means, with reference to any period, EBIT for such period plus (but without duplication all amounts deducted in arriving at such EBIT amount in respect of each of the following: (i) all amounts properly charged in accordance with GAAP for depreciation of fixed assets and amortization of intangible assets and capitalized software (net of software capitalized for the period under FAS 86) during such period on the books of the Company and its Subsidiaries and (ii) rental expense of the Company or any Subsidiary during such period in respect of leases or similar arrangements (other than Capital Leases) under which the Company or any Subsidiary is liable as a lessee.

     "Eligible Account" means each account receivable of each Qualified Comshare Company that:

           (a) arises out of the rendition of services commenced (or, in the case of an account arising out of the provision of maintenance services, to be commenced within one Business Day of the date such account receivable first arose) by such Qualified Comshare Company under written contract with the account debtor to the extent necessary to obligate such account debtor on such account receivable, and such account receivable otherwise represents an amount finally due from such account debtor;

           (b) is a Domestic Account or a Qualified Foreign Account;

           (c) is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary or an Affiliate of the Company, (ii) a shareholder, director, officer or employee of the Company or any Subsidiary, (iii) the United States of America or any other country, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, unless the Company has complied with the Assignment of Claims Act or any similar legislation, as the case may be, to the satisfaction of the Bank,
      (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

           (d) is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Bank;

           (e) is an asset of such Qualified Comshare Company to which it has good and marketable title and is freely assignable;

           (f) is subject to a perfected, first priority Lien in favor of the Bank, and is free and clear of any other Liens;

           (g) is net of any credit or allowance given by such Qualified Comshare Company to such account debtor;

           (h) is not owing from an account debtor who is also a supplier of information systems or software services to the Company or any Subsidiary, and is not subject to any offset, counterclaim or other defense with respect thereto;

           (i) is (1) not unpaid more than 60 days after the due date in the original invoice furnished to the account debtor for such account receivable (which due date must be (A) not more than 30 days subsequent to the date of completion by such Qualified Comshare Company of those services (the "relevant services") whose performance obligated the account debtor to pay such account receivable or (B) to the extent comprising less than 50% of the Borrowing Base as then determined and computed, not more than six calendar months subsequent to the original invoice date for such account receivable) and (2) evidenced by an invoice bearing an original date not more than 10 days after the close of the calendar month within which the relevant services were fully performed;

           (j) is not owed by an account debtor who is obligated on accounts receivable owed to the Qualified Comshare Companies more than 50% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (i) above unless the Bank has approved the continued eligibility thereof; and

           (k) does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Eurocurrency Portions"  is defined in Section 2.1(a) hereof.

     "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

     "Fixed Charge Coverage Ratio" means, as of any time the same is to be determined, the ratio of (x) EBITDAL for the four most recently completed fiscal quarters of the Company to (y) Fixed Charges for the same such period of four fiscal quarters.

     "Fixed Charges" means, with reference to any period, the sum (but without duplication) of (i) the aggregate amount of payments scheduled to be made by the Company and its Subsidiaries during such period in respect of principal on all long-term Indebtedness for Borrowed Money other than the Note (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, or otherwise), plus (ii) the aggregate amount of rental charges and other payments required to be made by the Company or any Subsidiary during such period in respect of leases or similar arrangements (including without limitation operating leases and Capital Leases) under which the Company or any Subsidiary is liable as lessee, plus (iii) Net Interest Expense for such period.

     "Foreign Security Documents" means (i) the General Debenture (Fixed and Floating Charge) executed by the Bank, Comshare UK and the Borrowing Subsidiary and (ii) the Security Agreement solely executed by Comshare Canada in accordance with the laws of Canada.

     "Foreign Subsidiary" means each Subsidiary which is organized under the laws of a jurisdiction outside the United States of America.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Bank pursuant to Section 6.4 hereof.

     "Guarantors" means each Subsidiary obligated on a Guaranty Agreement.

     "Guaranty Agreement" means each guaranty executed by a Subsidiary in the form, or substantially in the form, of Exhibit G hereto.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness,
(iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

     "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined in accordance with GAAP.

     "Interest Period" means, with respect to any Eurocurrency Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such Eurocurrency Portion and ending 1, 2, 3 or 6 months thereafter as selected by the Company acting on behalf of a Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

           (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

           (ii) no Interest Period may extend beyond the final maturity date of the Note;

           (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

           (iv) no Interest Period may be selected if after giving effect thereto a Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurocurrency Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Level I Status" shall mean, for any Determination Date, that as of the close of the accounting period with reference to which such Determination Date was set, the Fixed Charge Coverage Ratio is greater than or equal to 2.50 to 1.0.

     "Level II Status" shall mean, for any Determination Date, that as of the close of the accounting period with reference to which such Determination Date was set, the Fixed Charge Coverage Ratio is less than 2.5 to 1.0 but greater than 1.75 to 1.0.

     "Level III Status" shall mean, for any Determination Date, that as of the close of the accounting period with reference to which such Determination Date was set, the Fixed Charge Coverage Ratio is less than or equal to 1.75 to 1.0.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" is defined in Section 1.2 hereof.

     "Loan Documents" means this Agreement, the Note, each Subsidiary Guaranty Agreement, the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Material Subsidiary" means (i) each Subsidiary other than a Non-Material Subsidiary, (ii) each Subsidiary which is a Qualified Comshare Company and
(iii) the following other Subsidiaries: (a) Comshare Holdings Company, an unlimited liability company organized under the laws of England, (b) Comshare S.A., a societe anonyme organized under the laws of France and (c) Comshare GmbH, a limited liability company organized under the laws of the Federal Republic of Germany. Each Subsidiary shall be deemed a Material Subsidiary unless and until the Company establishes to the Bank's reasonable satisfaction that such Subsidiary is a Non-Material Subsidiary.

     "Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

     "Net Interest Expense" means, with reference to any period, the amount (if any) by which Interest Expense during such period exceeds interest income of the Company and its Subsidiaries for such period determined in accordance with GAAP.

     "Net Worth" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Non-Material Subsidiary" shall mean any Subsidiary (i) the revenues of which for each of the five most recently completed fiscal years of the Company (but in the case of Comshare South Pacific Pty Ltd., a private limited company organized under the laws of Australia, for each such fiscal year of the Company commencing on or after July 1, 1996) were less than $100,000 for each such fiscal year and (ii) the consolidated total assets (excluding intercompany receivables) of which as of the close of each such year were less than $100,000 as of each such date.

     "Note" is defined in Section 1.1 hereof.

     "Obligations" means all obligations of the Borrowers and either of them to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "Optional Currency" means each of the currencies designated on Exhibit F hereto in each case for so long as such designated currency is freely transferable and freely convertible to U.S. Dollars and the Dow Jones Telerate Service or Reuters monitor Money Rates Service (or any successor to either) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months.

     "Original Dollar Amount" means as of any time the same is to be determined in relation to any Eurocurrency Portion denominated in an Optional Currency, the U.S. Dollar Equivalent of such Portion on the first day of the Interest Period then applicable to such Portion (the day on which such Portion was most recently created, continued or effected by conversion).

     "Overnight Eurocurrency Rate" shall mean for a Eurocurrency Portion denominated in an Optional Currency, the rate of interest per annum as determined by the Bank (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16 of 1%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount remains unpaid more than 3 Business Days, then for such period of time not longer than 6 months as the Bank may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Bank to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of such Portion (or, if the Bank is not placing deposits in such currency in the interbank market, then the Bank's cost of funds in such currency for such period).

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Pledge Agreement" is defined in Section 4.4 hereof.

     "Portion" is defined in Section 2.1(a) hereof.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Qualified Comshare Companies" means each of the Company, Comshare US, Comshare Canada, the Borrowing Subsidiary and Comshare UK.

     "Qualified Foreign Account" means (i) each account receivable of a Qualified Comshare Company on which the account debtor is located within Canada or the United Kingdom and (ii) to the extent not aggregating in excess of $15,000,000 at any time outstanding, each account receivable of a Qualified Comshare Company owing by an account debtor which, by virtue of a license from a Qualified Comshare Company, functions as a distributor for the products and services of one or more of the Qualified Comshare Companies, without regard to the location of such account debtor.

     "Revolving Credit" is defined in Section 1.2 hereof.

     "SEC" means the federal Securities and Exchange Commission, and any successor thereto.

     "Security Agreement" is defined in Section 4.1 hereof.

     "Software Maintenance Receivable" means an account receivable arising from the rendition of any one or more of the following services for computer software: maintenance, help line support, upgrading, bugfixing and troubleshooting; provided, however, that Software Maintenance Receivables shall not include the one-time lump sum due upon commencement of a contract entered into by the Company or any Subsidiary in the ordinary course of its business as presently conducted to license its computer software to an account debtor if such contract obligates the Company or such Subsidiary without any additional payment to render maintenance services for such account debtor for a period not to exceed eighteen (18) calendar months from the commencement of such contract and the principal purpose of such contract is to grant such license (not to sell maintenance services).

     "Subordinated Debt" means indebtedness for borrowed money subordinated in right of payment to the prior payment of the Obligations by written provisions acceptable to the Bank in form and substance and otherwise pursuant to documentation, in an amount, and containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Bank

     "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

     "Termination Date" means September 30, 2000, or such earlier date on which the Commitment is terminated in whole pursuant to Section 3.4, 9.2 or 9.3 hereof, or such later date to which the Termination Date is extended pursuant to Section 12.4 hereof.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Optional Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Bank, at approximately 11:00 a.m. (London, England time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Optional Currency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

     Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

     The Company and Borrowing Subsidiary represent and warrant to the Bank as follows (provided that the Borrowing Subsidiary is making such representations and warranties only as to itself and its subsidiaries):

     Section 6.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Michigan, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified would not (a) impair the validity or enforceability of, or impair the ability of the Company to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

     Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to be so licensed or qualified would not (a) impair the validity or enforceability of, or impair the ability of such Subsidiary to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on
Schedule 6.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 6.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to make the borrowings herein provided for such Borrower to make and to issue the Note delivered by such Borrower in evidence of such borrowings. Each Borrower and Subsidiary has full right and authority to enter into the Loan Documents delivered by it, to grant to the Bank the Liens described in the Collateral Documents delivered by it and to perform all of its obligations under the Loan Documents delivered by it. The Loan Documents delivered by each Borrower and Subsidiary have been duly authorized, executed and delivered by such Borrower or Subsidiary, as the case may be, and constitute valid and binding obligations of such Borrower or Subsidiary enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and the Loan Documents delivered by a Borrower or Subsidiary do not, nor does the performance or observance by such Borrower or Subsidiary, as the case may be, of any of the matters and things therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon such Borrower or Subsidiary or any provision of the charter, articles of incorporation or by-laws of such Borrower or Subsidiary or any covenant, indenture or agreement of or affecting any Borrower or Subsidiary or any of its Properties, or result in the creation or imposition of any Lien on any Property of any Borrower or Subsidiary.

     Section 6.4. Use of Proceeds; Margin Stock. Each Borrower shall use the proceeds of the Loans made available hereunder solely for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 6.5. Financial Reports. The (i) consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Arthur Andersen LLP, independent public accountants, and (ii) unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the nine (9) months then ended, and (iii) preliminary unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, all as heretofore furnished to the Bank, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

     Section 6.6. Solvency, Etc.  On the date of the initial Loan hereunder,
(i) the assets of each Qualified Comshare Company, at a fair valuation, will exceed its liabilities, including contingent liabilities, but in any event excluding intercompany liabilities owed to the Company or any Subsidiary, (ii) the remaining capital of such Qualified Comshare Company will not be unreasonably small to conduct or in relation to its business or any transaction in which it intends to engage, and (iii) such Qualified Comshare Company will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section, "debt" means any liability on a claim other than an intercompany claim against the Company or any Subsidiary, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     Section 6.7. No Material Adverse Change. Since June 30, 1997, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

     Section 6.8. Full Disclosure. The statements and information furnished to the Bank in connection with the negotiation of this Agreement and the other Loan Documents and the commitment by the Bank to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Bank acknowledging that as to any projections furnished to the Bank, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

     Section 6.9. Good Title. The Company and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Bank (except for sales of assets by the Company and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.12 hereof.

     Section 6.10. Litigation and Other Controversies. Except as properly disclosed in the Company's periodic filings with the SEC, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Company to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

     Section 6.11. Taxes. All United States federal income tax returns, all Michigan state income tax returns and all other material tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all federal income taxes, Michigan state income taxes and all other material taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts.

Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 6.12. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any other Loan Document.

     Section 6.13. Affiliate Transactions. Neither the Company nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.14. Investment Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.15. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 6.16. Compliance with Laws. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

     Section 6.17. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

     Section 6.18. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7. CONDITIONS PRECEDENT.

     The obligation of the Bank to make any Loan under this Agreement is subject to the following conditions precedent:

     Section 7.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

           (a) each of the representations and warranties set forth in Section 6 hereof and in the other Loan Documents shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date;

           (b) the relevant Borrower's request for such credit shall be made in full compliance with all of the terms and conditions of Sections 1 and 2 of this Agreement, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

           (c) in the case of any request for a Loan, after giving effect to such extension of credit, neither the aggregate U.S. Dollar Equivalent nor the aggregate Original Dollar Amount of all Loans outstanding under this Agreement shall exceed the lesser of (i) the Commitment and (ii) the Borrowing Base;

           (d) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

A Borrower's request for any Loan shall constitute its warranty as to the facts specified in subsections (a) through (c), both inclusive, above.

     Section 7.2. Initial Advance. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

           (a) the Bank shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

                 (i) the Note;

                 (ii) a Guaranty from each of the following:

                       (a) Comshare UK

                       (b) Comshare Holdings Company, an unlimited liability
                  company organized under the laws of England

                       (c) Comshare Canada

                       (d) Comshare S.A., a limited liability company organized
                  under the laws of France and

                       (e) Comshare GmbH, a limited liability company organized
                  under the laws of the Federal Republic of Germany;

                 (iii) the Security Agreement, the Pledge Agreement and the other Collateral Documents requested by the Bank, together with any financing statements requested by the Bank in connection therewith;

                 (iv) an incumbency certificate containing the name, title and genuine signatures of the Authorized Representatives;

                 (v) a payoff letter from NBD Bank in which it states the amount necessary for the Company to repay in full all obligations owed it and agrees to release its collateral for such obligations immediately upon its receipt of such payoff amount;

                 (vi) copies of the most recent drafts of the Company's Form 10-K for its fiscal year ended June 30, 1997;

                 (vii)  evidence of insurance required by Section 8.4 hereof;
            and

                 (viii) a list of all bank accounts of the Company and its
            Subsidiaries, together with such information as the Bank shall reasonably request to determine the use of such accounts;

           (b) the Bank shall have completed such field audits and received such valuations and certifications as it may require in order to satisfy itself as to the value of the Collateral, the financial condition of the Company and its Subsidiaries, and the lack of material contingent liabilities of the Company and its Subsidiaries;

           (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Bank and its counsel;

           (d) the Bank shall have received the favorable written opinion of counsel for the Company in the form of Exhibit D hereto;

           (e) The Bank shall have received an opinion of counsel acceptable to the Bank for each Qualified Comshare Company which is a Foreign Subsidiary, substantially in the form of Exhibit E hereto (with appropriate assumptions, exceptions and qualifications reasonably acceptable to the Bank reflecting the laws of the relevant jurisdiction) and covering such additional matters as the Bank may reasonably request;

           (f) The Bank shall have received (i) certified copies of resolutions of the Board of Directors (or comparable authorizing documents) of each Borrower and Guarantor authorizing its execution, delivery and performance of each Loan Document delivered by such Borrower or Guarantor, indicating the authorized signers thereof and all other documents relating thereto and the specimen signatures of such signers and (ii) copies of each Borrower's and Guarantor's charter and by-laws (or other comparable constituent documents) certified by the Secretary or other appropriate officer of such Borrower or Guarantor together with (if available in the relevant jurisdiction) a certificate of good standing (or similar document) certified as of a date within 30 days of the date hereof by the appropriate governmental officer in the jurisdiction of such Borrower's or Guarantor's incorporation.

           (g) the Bank shall have received a Borrowing Base Certificate in the form attached hereto as Exhibit B showing the computation of the Borrowing Base in reasonable detail as of the close of business as of the last day of the calendar month most recently completed prior to the making of the initial extension of credit hereunder;

           (h) the Liens granted to the Bank under the Collateral Documents shall have been perfected in a manner satisfactory to the Bank and its counsel; and

           (i) the Bank shall have received such other agreements, instruments, documents, certificates and opinions as the Bank may reasonably request.

SECTION 8. COVENANTS.

     Each Borrower agrees that, so long as any credit is available to or in use by any Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Bank (except that the Borrowing Subsidiary is making such agreements only as to itself and its subsidiaries):

     Section 8.1. Maintenance of Business. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business except where the failure to do so would not (a) impair the validity or enforceability of, or impair the ability of the Company or any Subsidiary to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

     Section 8.2. Maintenance of Properties. The Company shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and shall cause each Subsidiary to do so in respect of Property owned or used by it.

     Section 8.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all federal income taxes, Michigan state income taxes and other material taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 8.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall in any event maintain, and shall cause its Subsidiaries to maintain in any event, insurance on the Collateral to the extent required by the Collateral Documents. The Company shall upon request furnish to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 8.5. Financial Reports. The Company shall on a consolidated basis maintain a standard system of accounting in accordance with GAAP. The Company shall furnish, and shall cause each Subsidiary to furnish to, the Bank and its duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Bank may reasonably request; and without any request, the Company shall furnish to the
Bank:

           (a) as soon as available, and in any event within fifteen (15) days after the last day of each calendar month, a Borrowing Base Certificate in the form attached hereto as Exhibit B showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, together with an accounts receivable aging (broken down on a company-by-company basis and setting forth Software Maintenance Receivables separately), prepared by the Company and certified to by its chief financial officer or another officer of the Company satisfactory to the Bank;

           (b) as soon as available, and in any event within forty-five (45) days after the close of each calendar quarter, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated and consolidating statement of income and consolidated statements of cash flows and changes in and reconciliation of equity accounts of the Company and its Subsidiaries for the quarter and the fiscal year-to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by its chief financial officer or another officer of the Company satisfactory to the Bank;

           (c) as soon as available, and in any event within ninety days after the close of each annual accounting period of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the close of such period and the consolidated and consolidating statement of income and consolidated statements of cash flows and changes in and reconciliation of equity accounts of the Company and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Anderson LLP or another firm of independent public accountants of recognized standing, selected by the Company and satisfactory to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

           (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

           (e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Company sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Company files with the SEC or any successor thereto (including without limitation Forms 10-Q and 10-K), or with any national securities exchanges;

           (f) within ten (10) days after its submission to the Company's board of directors for approval, a copy of the Company's consolidated strategic plan and annual budget for such fiscal year, such business plan to show the Company's projected consolidated revenues, expenses, and balance sheet on quarter-by-quarter basis in reasonable detail, prepared by the Company and in form reasonably satisfactory to the Bank; and

           (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would materially and adversely effect the financial condition, Properties, business or operations of the Company or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Bank pursuant to subsections
(b) and (c) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by the chief financial officer of the Company or another officer of the Company satisfactory to the Bank, in each case on behalf of the Company, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.7, 8.8 and 8.9 of this Agreement.

     Section 8.6. Inspection. The Company shall, and shall cause each Subsidiary to, permit the Bank and its duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Bank the finances and affairs of the Company and of each Subsidiary) at such reasonable times and reasonable intervals as the Bank may designate.

     Section 8.7. Net Worth. The Company shall not, as of the last day of each calendar quarter, permit Net Worth to be less than the Minimum Required Amount. For purposes of this Section, the term "Minimum Required Amount" shall mean as of any time for which the same is to be determined, (i) $26,000,000 from September 30, 1997 through and including March 31, 1998, (ii) $28,000,000 thereafter and through and including June 30, 1998 and (iii) shall increase (but never decrease) as of July 1, 1998 and each July 1 thereafter by an amount (if positive) equal to 50% of Net Income for the then most recently completed fiscal year of the Company.

     Section 8.8. Fixed Charge Coverage Ratio. The Company shall not, as of each date set forth below (commencing on September 30, 1998), permit the Fixed Charge Coverage Ratio to be less than:

                                                       FIXED CHARGE COVERAGE
                     AS OF:                        RATIO SHALL NOT BE LESS THAN:

                     9/30/98                                 1.25 to 1

   12/31/98 and last day of each calendar quarter            1.50 to 1
         through and including 6/30/99

          9/30/99 and last day of each                       1.75 to 1
           calendar quarter thereafter

     Section 8.9. Minimum EBIT. The Company will earn an EBIT for each period set forth below in an amount not less than indicated below for such period:

                                                 EBIT FOR SUCH PERIOD SHALL
        DURING THE PERIOD                             NOT BE LESS THAN:
The three calendar months ending   9/30/97               -$4,500,000
The six calendar months ending     12/31/97              -$4,350,000
The nine calendar months ending    3/31/98               -$4,430,000
The twelve calendar months ending  6/30/98               -$1,940,000

     Section 8.10. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

           (a) the Obligations of the Company owing to the Bank and other indebtedness and obligations of the Company or any Subsidiary from time to time owing to the Bank;

           (b) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 8.11(e) hereof in an aggregate amount not to exceed $3,000,000 at any one time outstanding;

           (c) the overdraft facilities of the Foreign Subsidiaries described on Schedule 8.10 hereto; and

           (d) other unsecured indebtedness not otherwise permitted by this
      Section in an aggregate amount not to exceed $250,000 at any one time outstanding.

     Section 8.11. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

           (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

           (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

           (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

           (d) the Liens granted in favor of the Bank pursuant to the Collateral Documents;

           (e) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by
      Section 8.10(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

           (f) any interest or title of the lessor in the Property subject to any operating lease entered into by the Company or any Subsidiary in the ordinary course of business; and

           (g) Liens described on Schedule 8.11 hereto.

     Section 8.12. Investments, Acquisitions, Loans, Advances and Guaranties. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

           (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

           (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

           (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

           (d) investments by the Company in Property which (i) the Company's board of directors reasonably and in good faith determines are cash equivalents or short-term, liquid, marketable investments and (ii) is consistent with the Company's then current investment policy as disclosed to the Bank;

           (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

           (f) investments by the Company and its Subsidiaries in, and intercompany loans and advances by the Company and its Subsidiaries to, the Borrowers and Guarantors, provided (i) each such investment, loan and advance is made by the Company or any Subsidiary in the ordinary course of its business as presently conducted and (ii) each such investment, loan or advance is made exclusively for any one or more of the following purposes: (x) repatriation to the United States of earnings of the Company and its Subsidiaries, (y) minimizing the overall income tax liabilities of the Company and its Subsidiaries or (z) financing short term working capital needs arising in the ordinary course of the Borrower or Guarantor receiving such investment, loan or advance;

           (g) the currently outstanding loans by the Company to certain executives and former executives of the Company provided the principal amount of the same does not aggregate not more than $1,200,000;

           (h) advances by the Company and its Subsidiaries in the ordinary course of their respective businesses to their employees to finance such employees' acquisition of computer software and hardware provided the same aggregate not more than $500,000 at any one time outstanding; and

           (i) other investments, loans and advances not otherwise permitted by this Section in an aggregate amount not to exceed $500,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 8.13. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent (x) the Company or any Subsidiary from selling its inventory in the ordinary course of its business or (y) any Subsidiary (other than a Qualified Company) from merging into any Wholly-Owned Subsidiary. The term "substantial" as used herein shall mean the sale, lease or other disposition of Property of the Company and its Subsidiaries in one or more transactions during any fiscal year and having a fair market value aggregating more than 10% of Net Worth as of the last day of the immediately preceding fiscal quarter.

     Section 8.14. Dividends and Certain Other Restricted Payments. The Company shall not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or warrants or options to acquire such capital stock; provided, however, that the foregoing shall neither apply to nor operate to prevent:

           (a) the Company's acceptance and acquisition of its capital stock as repayment from the borrowers of the loans to them permitted by Section 8.12(g) hereof; and

           (b) the Company's payment of up to $150,000 to T. Wallace Wrathall ("Wrathall") to repurchase stock options awarded to Wrathall by the Company.

     Section 8.15. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Bank of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 8.16. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary or could result in a Lien upon any of their Property.

     Section 8.17. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 8.18. No Changes in Fiscal Year. Neither the Company nor any Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Bank.

     Section 8.19. Formation of Subsidiaries. Except for existing Subsidiaries designated on Schedule 6.2 hereto, the Company shall not, nor shall it permit any Subsidiary to, form or acquire any Subsidiary without the prior written notice to the Bank.

     Section 8.20. Change in the Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement; provided, however, that the foregoing shall neither apply to nor operate to prevent the Company from conducting in a formally inactive Subsidiary any business or activity of the type generally conducted as of the date hereof by the Company or any Subsidiary.

     Section 8.21. Borrowing Subsidiary. Except to the extent compliance in any case or cases is waived in writing by the Bank, the Borrowing Subsidiary shall observe and perform, and shall cause its subsidiaries to observe and perform, all covenants and agreements which the Company is required by this Agreement to cause the Borrowing Subsidiary and its subsidiaries to observe and perform.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

     Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

           (a) default in the payment when due of all or any part of the principal of the Note (whether at the stated maturity thereof or at any other time provided for in this Agreement); or

           (b) default for five (5) Business Days or more on the payment when due of all or part of the interest on the Note (whether at the stated maturity thereof or at any time provided for in this Agreement) or of any fee or other amount payable hereunder or under any other Loan Document or of any other indebtedness or obligation (whether direct, contingent or otherwise) of the Company owing to the Bank; or

           (c) default in the observance or performance of any covenant set forth in Sections 8.7, 8.8, 8.9, 8.10, 8.11, 8.13 or 8.14 hereof or of any provision of any Loan Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of Collateral; or

           (d) default in the observance or performance of any covenant set forth in Sections 8.5 or 8.12 hereof but which is not remedied within 5 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof is given to the Company by the Bank; or

           (e) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof is given to the Company by the Bank; or

           (f) any representation or warranty made by any Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

           (g) any event occurs or condition exists (other than those described in subsections (a) through (e) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Bank in any Collateral aggregating more than $100,000 in value purported to be covered thereby except as expressly permitted by the terms hereof or thereof; or

           (h) default shall occur under any Indebtedness for Borrowed Money aggregating more than $500,000 issued, assumed or guaranteed by the Company or any Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

           (i) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 shall be entered or filed against the Company or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

           (j) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

           (k) dissolution or termination of the existence of the Company or any Subsidiary (except as a result of mergers permitted by Section 8.13 hereof); or

           (l) the Borrowing Subsidiary shall at any time and for any reason cease to be a Wholly-Owned Subsidiary of the Company; or

           (m) any agreement purporting to subordinate payment of any Subordinated Debt to the prior payment of any Loan or any other Obligations shall purport to be terminated or shall cease to have any force or effect; or

           (n) the Company or any Subsidiary makes any payment or other distribution on account of the principal of or interest on any Subordinated Debt or any other indebtedness, which payment or distribution as prohibited under the terms of any instrument subordinating such indebtedness to the prior payment of the Loans or any of the other Obligations; or

           (o) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more in voting power of the outstanding capital stock of the Company entitled to vote for the election of its directors; or

           (p) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law of any country or any political subdivision thereof in each case relating to bankruptcy or insolvency, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due,
      (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous law of any country or any political subdivision thereof in each case to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(q) hereof; or

           (q) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
      Section 9.1(p)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default described in subsection (a) through (o), both inclusive, of Section 9.1 has occurred and is continuing, the Bank may, by notice to the Company, take one or more of the following actions:

           (a) terminate the obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

           (b) declare the principal of and the accrued interest on the Note to be forthwith due and payable and thereupon the Note, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

           (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (p) or (q) of Section 9.1 has occurred and is continuing, then the Note, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Bank may exercise any and all remedies available to it under the Loan Documents or applicable law.

SECTION 10. JOINT AND SEVERAL LIABILITY.

     Section 10.1. Joint and Several Liability. To induce the Bank to provide the credit described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the credit from time to time extended hereunder to the Borrowers and for other good and valuable consideration, receipt of which is hereby acknowledged, each Borrower (each Borrower, to the extent incurring Obligations under this Section, being referred to individually as a "Co-Obligor" and collectively as the "Co-Obligors") hereby unconditionally and irrevocably agrees to be jointly and severally liable to the Bank and each other holder of any of the Obligations, for the due and punctual payment of all present and future Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans (without regard to the Borrower to whom any Loan was disbursed) and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers and either of them under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by any Borrower punctually to pay any Loan or other Obligations, each Co-Obligor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by such Borrower.

     Section 10.2. Joint and Several Liability Unconditional. The obligations of each Co-Obligor as a joint and several obligor under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

           (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrower or of any other Co-Obligor under this Agreement or any other Loan Document or by operation of law or otherwise;

           (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

           (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrowers, any other Co-Obligor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other Co-Obligor contained in any Loan Document;

           (d) the existence of any claim, set-off or other rights which the Co-Obligor may have at any time against the Bank or any other Person, whether or not arising in connection herewith;

           (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other Co-Obligor or any other Person or Property;

           (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of the Borrowers remain unpaid;

           (g) any invalidity or unenforceability relating to or against any Borrower or any other Co-Obligor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers or any other Co-Obligor of the principal of or interest on the Note or any other amount payable by them on the Obligations; or

           (h) any other act or omission to act or delay of any kind by the Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Co-Obligors under this Section 10.

     Section 10.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Co-Obligor's obligations under this Section 10 shall remain in full force and effect until the Commitment is terminated and the principal of and interest on the Note and all other amounts payable by the Borrowers on the Obligations shall have been paid in full. If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrowers on the Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or of any Co-Obligor, or otherwise, each Co-Obligor's obligations under this
Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

     Section 10.4. Waivers. (a) General. Each Co-Obligor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Bank or any other Person against the Borrowers, another Co-Obligor or any other Person.

     (b) Subrogation and Contribution. Until such time as all the Loans and other Obligations have been fully paid and satisfied and the Commitment has terminated, each Co-Obligor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrowers or any other Co-Obligor that arises from the existence, payment, performance or enforcement of such Co-Obligor's obligations under this Section 10 or any other

Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Bank or any other holder of any of the Obligations against the Borrowers or any other Co-Obligor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers or any other Co-Obligor directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim or other right.

     Section 10.5. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Co-Obligor under this Section 10 shall not exceed $1.00 less than the amount which would render such Co-Obligor's obligations under this Section 10 void or voidable under applicable law, including without limitation fraudulent conveyance law.

     Section 10.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the other Co-Obligors hereunder forthwith on demand by the Bank.

SECTION 11. FUNDING INDEMNITY AND CHANGE IN CIRCUMSTANCES.

     Section 11.1. Change in Capital Adequacy Requirements. If the Bank shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any of its branches) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder or for the credit which is the subject matter hereof to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to liquidity and capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within fifteen (15) days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts reasonably determined by the Bank as will compensate the Bank for such reduction.

     Section 11.2. Change of Law. Notwithstanding any other provisions of this Agreement or the Note, if at any time the Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for the Bank to create or continue to maintain any Eurocurrency Portion in the relevant currency, it shall promptly so notify the Company and the obligation of the Bank to create, continue or maintain any such Eurocurrency Portion in such currency under this Agreement shall terminate until it is no longer unlawful for the Bank to create, continue or maintain such Eurocurrency Portion. The Borrowers, on demand, shall, if the continued maintenance of any such Eurocurrency Portion is unlawful, thereupon prepay the outstanding principal amount of the affected Eurocurrency Portion, together with all interest accrued thereon and all other amounts payable to the Bank with respect thereto under this Agreement; provided, however, that the Company may elect to convert the principal amount of the affected Portion into another type of Portion available hereunder, subject to the terms and conditions of this Agreement; and further provided, however, that the Borrowers shall have no obligation under Section 11.5 with respect to any such prepayment or conversion.

     Section 11.3. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or the Note, if prior to the commencement of any Interest Period, the Bank shall determine in good faith that deposits in the relevant currency and amount of any Eurocurrency Portion scheduled to be outstanding during such Interest Period are not readily available to the Bank in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then the Bank shall promptly give notice thereof to the Company and the obligations of the Bank to create, continue or effect by conversion any such Eurocurrency Portion in such amount and currency and for such Interest Period shall terminate until deposits in such amount and currency and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

     Section 11.4. Taxes and Increased Costs. With respect to any Eurocurrency Portion, if the Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending branch or the Eurocurrency Portions contemplated by this Agreement (whether or not having the force of law), shall:

           (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank which is not in any instance already accounted for in computing the interest rate applicable to such Eurocurrency Portion;

           (ii) subject the Bank, any Eurocurrency Portion or the Note to the extent it evidences such a Portion to any tax, duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Eurocurrency Portion or the Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of the Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Bank's principal executive office or its lending branch is located;

           (iii) change the basis of taxation of payments of principal and interest due from the Company to the Bank hereunder or under the Note to the extent it evidences any Eurocurrency Portion (other than by a change in taxation of the overall net income or gross receipts of the Bank); or

           (iv) impose on the Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Eurocurrency Portion, or its disbursement, or the Note to the extent it evidences any Eurocurrency Portion;

and the Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank, within five (5) days after the Bank's written demand therefor, of creating or maintaining any Eurocurrency Portion hereunder or to reduce the amount of principal or interest received or receivable by the Bank (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Borrowers shall pay to the Bank from time to time as specified by the Bank such additional amounts as the Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the Bank makes such a claim for compensation, it shall provide to the Company a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

     Section 11.5. Funding Indemnity. In the event the Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fund or maintain any Eurocurrency Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the
Bank) as a result of:

           (i) any payment of a Eurocurrency Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

           (ii) any failure by any Borrower to create, borrow, continue or effect by conversion a Eurocurrency Portion on the date specified in a notice given pursuant to this Agreement;

then upon the demand of the Bank, the Borrowers shall pay to the Bank, within five (5) days after the Bank's written demand therefor, such amount as will reimburse the Bank for such loss, cost or expense. If the Bank requests such a reimbursement, it shall provide to the Company a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

     Section 11.6. Lending Branch. Subject to the immediately following sentence, the Bank may, at its option, elect to make, fund or maintain Portions of the Loans hereunder at such of its branches or offices as the Bank may from time to time elect. To the extent reasonably possible, the Bank shall designate an alternate branch or funding office with respect to the Eurocurrency Portions to reduce any liability of the Borrowers to the Bank under Section 11.4 hereof or to avoid the unavailability of an interest rate option under Section 11.3 hereof, so long as such designation is not otherwise disadvantageous to the Bank.

     Section 11.7. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of any Note in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 11.3, 11.4 and 11.5 hereof) shall be made as if the Bank had actually funded and maintained each Eurocurrency Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount and currency of such Eurocurrency Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

SECTION 12. MISCELLANEOUS.

     Section 12.1. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 12.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Bank are cumulative to, and not exclusive of, any rights or remedies which it would otherwise have.

     Section 12.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and (if to be effective as against the Borrowers) the Company. No notice to or demand on any Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 12.4. Extensions of the Commitment. The Company may advise the Bank in writing of the Borrowers' desire to extend the Termination Date for an additional calendar year, provided (i) such request is made no later than June 30 of the calendar year in which such Termination Date is scheduled to occur,
(ii) not more than one such request for the extension of a Termination Date may be made in any one calendar year and (iii) in no event shall any of such Termination Date be extended beyond September 30, 2002. In the event that the Bank shall fail to so notify the Company in writing within forty-five (45) days after the Company's request for such extension as to whether or not the Bank agrees to such extension, the Bank shall be deemed to have refused to grant the requested extension. If the Bank so consents in writing to such extension within such 45-day period, the Termination Date shall be automatically extended for one calendar year. In the event of any such extension, the Borrowers and the Bank shall enter into such documents as the Bank may reasonably deem necessary or appropriate to reflect such extension and to assure that all extensions of credit pursuant to the Commitment as so extended is guaranteed by the Guaranties and secured by the Collateral, all costs and expenses incurred by the Bank in connection therewith to be paid by the Company. In the event the Bank does not so consent in writing to the requested extension of a Termination Date, the Termination Date shall take place as scheduled.

     Section 12.5. Costs and Expenses. (a) The Borrowers agree to pay on written demand the reasonable costs and expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the other instruments and documents to be delivered thereunder, and in connection with the recording and filing of any of the foregoing as well as in connection with lien searches from time to time obtained by the Bank in its administration of the credit facilities provided for herein, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder and any waivers or amendments hereto or thereto, including the reasonable fees and expenses of Messrs. Chapman and Cutler, counsel for the Bank, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrowers further agree to pay to the Bank or any other holder of the Obligations all reasonable costs and expenses (including court costs and reasonable attorneys' fees), if any, incurred or paid by the Bank or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any other Loan Document or any other instrument or document delivered thereunder. The Borrowers further agree to indemnify the Bank, and any security trustee, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified person is a party thereto) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any extension of credit made available hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers, within thirty
(30) days after written demand by the Bank at any time, shall reimburse the Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrowers under this Section 12.4 shall survive the termination of this Agreement.

     (b) Each Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, the Bank for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Borrower or otherwise occurring on or with respect to its property, (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by any Borrower or otherwise occurring on or with respect to its property, (iii) any claim for personal injury or property damage in connection with any Borrower or otherwise occurring on or with respect to its property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower owing to the Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrower owing to the Bank and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Bank and its directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     Section 12.6. Currency. Each reference in this Agreement to U.S. Dollars or to an Optional Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of a Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     Section 12.7. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower on the Obligations in the currency expressed to be payable herein or under the Note (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due to the Bank on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency, the Bank may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Bank in the specified currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to the Bank in the specified currency, the Bank agrees to remit such excess to the Company.

     Section 12.8. Documentary Taxes. The Borrowers agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 12.9. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 12.10. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Bank of amounts sufficient to protect the yield of the Bank with respect to the Loans, including, but not limited to, Sections 11.1, 11.4 and 11.5 hereof, shall survive the termination of this Agreement and the payment of the Note.

     Section 12.11. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

        to either Borrower, then               to the Bank at:
        to the Company at:                     Harris Trust and Savings Bank
        Comshare, Incorporated                 P.O. Box 755
        555 Briarwood Circle                   111 West Monroe Street
        Ann Arbor, Michigan  48108             Chicago, Illinois  60690
        Attention: Chief Financial Officer     Attention:Jeffrey C. Nicholson
        Telephone:  (313)994-4800              Telephone: (312) 461-2736
        Telecopy:  (313)994-5895               Telecopy:  (312) 461-5225


Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

     Section 12.12. Construction. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Company has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any of the other Loan Documents, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the other Loan Documents.

     Section 12.13. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

     Section 12.14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.15. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 12.16. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of the Bank and the benefit of its successors and assigns, including any subsequent holder of the Obligations. Neither Borrower may assign its rights hereunder without the written consent of the Bank. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 12.17. Submission to Jurisdiction; Waiver of Jury Trial. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH BORROWER AND THE BANK EACH HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

     Dated as of this 23rd day of September, 1997.

                                             COMSHARE, INCORPORATED

                                             By
                                                Name:___________________________

                                                Title:__________________________

                                             COMSHARE LIMITED

                                             By
                                                Name:___________________________

                                                Title:__________________________

     Accepted and agreed to at Chicago, Illinois as of the day and year last above written.

                                             HARRIS TRUST AND SAVINGS BANK

                                             By
                                                Name:___________________________

                                                Title: Vice President

                                   EXHIBIT A

                             COMSHARE INCORPORATED

                                COMSHARE LIMITED

                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
                                                                _________, 199__

     On the Termination Date, for value received, the undersigned, COMSHARE INCORPORATED, a Michigan corporation (the "Company"), and COMSHARE LIMITED, a private limited company organized under the laws of England (the "Borrowing Subsidiary") (the Company and the Borrowing Subsidiary being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), hereby jointly and severally promise to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois (or in the case of Eurocurrency Portions denominated in an Optional Currency, at such office as the Bank has previously notified the Company) in the currency of such Loan in accordance with Section 3 of the Credit Agreement hereinafter identified and defined, the aggregate unpaid principal amount of all Loans made by the Bank to either Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     This Note evidences Loans made and to be made to the Borrowers by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of September 23, 1997, between the Borrowers and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement").

     Each Loan made against this Note, the Borrower to which such Loan was made, any repayment of principal hereon, the status of each such Loan from time to time as part of the Domestic Rate Portion or a Eurocurrency Portion, the currency thereof and the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). Each Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the Borrower to which such Loan was made, the status of each Loan from time to time as part of the Domestic Rate

Portion or a Eurocurrency Portion, the currency thereof and the interest rate and Interest Period applicable thereto.

     This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Borrowers hereby jointly and severally promise to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor.
The Borrowers hereby waive presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                             COMSHARE, INCORPORATED

                                             By
                                                Name:___________________________

                                                Title:__________________________

                                             COMSHARE LIMITED

                                             By
                                                Name:___________________________

                                                Title:__________________________

                                   EXHIBIT B

                           BORROWING BASE CERTIFICATE

TO:  HARRIS TRUST AND SAVINGS BANK

     Pursuant to the terms of the Credit Agreement dated as of September 23, 1997, between us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this certificate is true, correct and complete as of the date of this certificate.

BORROWING BASE CALCULATION

      A.    Eligible Domestic Non-Maintenance Accounts in Borrowing Base

            1. Gross Domestic Accounts

               _____________
            2. Less:

               (a) Ineligible sales (i.e.,
                   not within the U.S.
                   or not supported by an
                   eligible letter of credit)         ______________

               (b) Owed by an account
                   debtor who is an
                   Affiliate or Subsidiary            ______________

               (c) Owed by an account
                   debtor who is in
                   an insolvency or
                   reorganization
                   proceeding                         ______________

               (d) Unpaid more than
                   60 days                            ______________

               (e) Less:  Accrual for
                   finder's fees, commissions,
                   broker's fees and similar amounts
                   due on Agency Receivables
                   (NOTE: Software Maintenance
                   Receivables below should
                   not include this accrual)          ______________

               (f) Software Maintenance
                   Receivables                        ______________

               (g) Otherwise ineligible               ______________

                   Total Deductions (sum of lines A2a - A2g)
                   _____________

            3. Eligible Domestic Non-Maintenance Accounts
               (line A1 minus line A2)
               _____________

            4. Eligible Domestic Non-Maintenance Accounts in
               Borrowing Base
               (line A3 x .80)
                               =============

            5. Eligible Domestic Maintenance Accounts
               (line A2f) _____________

            6. Eligible Domestic Maintenance Accounts in
               Borrowing Base
               (line A5 x .70)
                               =============

      B.    Eligible Foreign Accounts in Borrowing Base

            1. Gross Foreign Accounts
               _____________

            2. Less:

               (a) Ineligible sales
                   (i.e., not owed to
                   Qualified Comshare
                   Company or not within
                   UK or Canada or not
                   sale to distributor or
                   if sale to distributor,
                   aggregating more
                   than $15,000,000)                  ______________

               (b) Owed by an account
                   debtor who is an
                   Affiliate or Subsidiary            ______________

               (c) Owed by an account
                   debtor who is in
                   an insolvency or
                   reorganization
                   proceeding                         ______________

               (d) Unpaid more than
                   60 days                            ______________

               (e) Unperfected                        ______________

               (f) Less:  Accrual for finder's
                   fees, commissions, broker's
                   fees and similar amounts
                   due on Agency Receivables
                   (NOTE: Software Maintenance
                   Receivables below should
                   not include this accrual)          ______________

               (g) Software Maintenance
                   Receivables                        ______________

               (h) Otherwise ineligible               ______________

                   Total Deductions (sum of lines
                   B2a - B2h)                         _____________

            3. Eligible Perfected Foreign Non-Maintenance
               Accounts (Line B1 minus line B2)
               _____________

            4. Eligible Perfected Foreign Non Maintenance
               Accounts in Borrowing Base (Line B3 x .80)

               =============

            5. Eligible Foreign Maintenance Accounts
               (Line B2g)
               _____________

            6. Eligible Foreign Maintenance Accounts
               in Borrowing Base (Line B5 x .70)
               _____________

      C.    BORROWING BASE (sum of lines A4, A6, B4
            and B6)

            ======

      D.    REVOLVING CREDIT LOANS

            ======

      E. UNUSED AVAILABILITY (the amount by which (a) the lesser of (i) the Commitment and (ii)
            Line C exceeds (b) Line D)

            ======

      Dated as of this ___________ day of __________________, 19____.

                                            COMSHARE, INCORPORATED



                                            By
                                            ____________________,_____________
                                            (Type or Print Name)     (Title)

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to Harris Trust and Savings Bank (the "Bank") pursuant to that certain Credit Agreement dated as of September 23, 1997, between Comshare Incorporated (the "Company") and the Bank (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

           1. I am the duly elected _____________________________________ of the Company;

           2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

           3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

           4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

           5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:
     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                   ________________________________________
                                   ______________________________,_________

                                   (Type or Print Name)           (Title)

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                             COMSHARE, INCORPORATED

                  Compliance Calculations for Credit Agreement

                         Dated as of September 23, 1997

                    Calculations as of _____________, 19___
___________________________________________________________________________

A. Tangible Net Worth (Section 8.7)

         1.   Total shareholder's equity (Net Worth)                 $
                                                                      =======
         2.   Line A1 must be greater than or equal to           $___________

         3.   Company is in compliance (circle yes or no)              yes/no


B. Operating Expense Coverage Ratio (Section 8.8)

   1.   Net Income for past 4 quarters (or as otherwise          $___________
        specified)

   2.   Interest Expense for past 4 quarters (or as otherwise    $___________
        specified)

   3.   Federal, state and local income tax for past 4 quarters  $___________
        (or as otherwise specified)

   4.   Depreciation and amortization for past 4 quarters        $___________
        (or as otherwise specified)

   5.   Operating lease charges for past 4 quarters              $___________
        (or as otherwise specified)

   6.   Add Lines B1-B5 (EBITDAL)                                    $
                                                                      =======

   7.   Capital lease expense for past 4 quarters                $___________
        (or as otherwise specified)


   8.   Add Lines B2 plus B5 plus B7                                 $
        (Operating Charges)                                           =======


   9.   Ratio of Line B6 to Line B8                               _______:1.0
        (Operating Expense Coverage Ratio)

   10.  Line B9 ratio must not be less than                       _______:1.0

   11.  Company is in compliance (circle yes or no)                    yes/no

C. Minimum EBIT (Section 8.9)

  1.   Net Income for period specified                           $___________

  2.   Interest Expense for period specified                     $___________

  3.   Federal, state and local income tax for period specified  $___________

  4.   Add Lines C1-C3 (EBIT)                                        $
                                                                      =======

  5.   Line C4 must not be less than                             $___________

  6.   Company is in compliance (circle yes or no)                     yes/no



                                   EXHIBIT D

                               [DYKEMA TO SUPPLY]

                                   EXHIBIT E

Harris Trust And Savings Bank
111 West Monroe Street
Chicago, Illinois  60603

Gentlemen:

     We have acted as counsel to [COMSHARE LIMITED/INSERT GUARANTOR NAME], a private limited company organized under the laws of [ENGLAND/INSERT JURISDICTION OF ORGANIZATION] (the "Loan Party"), in connection with the authorization of and the execution and delivery of the Credit Agreement, dated as of September 23, 1997 (the "Credit Agreement") by and among Comshare, Incorporated, a Michigan corporation (the "Company") and Harris Trust and Savings Bank and certain affiliates of the Company. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     In our capacity as such counsel, we have made such investigations of fact and have considered such questions of law as we have deemed necessary for the purposes of this opinion, which is delivered to you pursuant to Section 7.2(e) of the Credit Agreement. Based on the foregoing, it is our opinion that:

           (i) The Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power to carry on its present business; is duly licensed or qualified in all states and jurisdictions wherein the nature of the business carried on by it or the assets and properties owned or leased by it requires such qualification or licensing; and the Loan Party has the corporate power and authority to enter into the Loan Documents delivered by it [OK TO LIST WHICH ONES], to guarantee [FOR BORROWING SUBSIDIARY:
      CHANGE TO "MAKE AND GUARANTEE"] the borrowings therein provided for, to execute and deliver the Loan Documents delivered by it (collectively, the "Relevant Loan Documents"), and to perform each and all of the matters and things therein provided for.

           (ii) The Relevant Loan Documents have been duly authorized, executed, and delivered by and on behalf of the Loan Party [FOLLOWING NOT REQUIRED UNLESS LOCAL COUNSEL RECOMMENDS THAT IT BE OBTAINED] and all constitute legal, valid, and enforceable obligations of the Loan Party, except to the extent affected by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and general principles of equity.

           (iii) The Relevant Loan Documents, do not, nor will the performance or observance by the Loan Party of any of the matters and things therein provided for, contravene any provision of law applicable to the Loan Party, any judgment or decree applicable to the Loan Party, the Articles of Incorporation, or By-laws of the Loan Party, or, any indenture or material agreement to which the Loan Party is a party or by which it or any of its properties is bound.

           (iv) All authorizations, consents, approvals, filings, registrations, exemptions and regulatory approvals necessary to permit execution of the Relevant Loan Documents and performance of its obligations thereunder by the Loan Party, and to permit guarantees of borrowings [FOR SUBSIDIARY BORROWER: CHANGE TO "PERMIT BORROWINGS AND GUARANTEES OF BORROWINGS"] by the Borrowers under the Relevant Loan Documents, have been obtained and remain in full force and effect.

           (v) There is no litigation or governmental proceeding pending or to the best of our knowledge threatened, against the Loan Party which could reasonably be expected to (i) materially adversely affect the business and properties of the Loan Party on a consolidated basis or (ii) impair the validity or enforceability of the Relevant Loan Documents or materially impair the ability of the Loan Party to perform its obligations under the Relevant Loan Documents.

           (vi) Except for ________, the execution and delivery of the Relevant Loan Documents are not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy, imposed by or within [INSERT JURISDICTION OF INCORPORATION] or any political subdivision or taxing authority thereof or therein.

           (vii) Neither the Loan Party nor its property has any right of immunity on grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to the Relevant Loan Documents that may be brought in the courts of [INSERT JURISDICTION OF INCORPORATION].

           (viii) There are no legal impediments to your access to the courts of [INSERT RELEVANT JURISDICTION] nor shall you be required to qualify under any statute or law or pay any franchise tax, stamp tax or similar fee to gain such access, whether in respect of a direct suit on any of the Relevant Loan Documents or a proceeding to register a judgment obtained before a court in the United States, except for such fees as would be required of plaintiffs, both resident and non-resident, in seeking access to the courts of [INSERT RELEVANT JURISDICTION]; nor except for ________, will you be resident, domiciled, carrying on business or otherwise subject to taxation in [INSERT RELEVANT JURISDICTION] by reason only of your execution, delivery or performance the Relevant Loan Documents or enforcement of any of the Relevant Loan Documents.

           (ix) The Loan Party has the power to submit, and pursuant to the Relevant Loan Documents has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of the State of Illinois and of the United States for the Northern District of Illinois in respect of any action or proceeding relating in any way to the Relevant Loan Documents.

           (x) The choice by the parties to the Relevant Loan Documents of the law of the State of Illinois as governing law should be recognized by the courts of [INSERT JURISDICTION OF INCORPORATION] as legal, valid and binding.

     In rendering the opinions expressed above, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for this opinion.

                                             Respectfully submitted,

                                   EXHIBIT F

                              OPTIONAL CURRENCIES

British Pound Sterling
Japanese Yen
French Francs
Deutsche Marks
Dutch Guilders
Italian Lira
Spanish Pesetas
Danish Krone
Norwegian Krone
Belgian Francs
Swiss Francs
Swedish Krona
Austrain Shillings
Finnish Markkas
Portugese Escudos
Austrailian Dollars
Canadian Dollars
Hong Kong Dollars
Irish Punts
Singapore Dollars
Malaysian Ringgits
New Zealand Dollars
ECU's

                                   EXHIBIT G

                           FORM OF GUARANTY AGREEMENT

                 (from ______________________________________)

     This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by __________________, a __________________ organized under the laws of ________________ (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").

                                    RECITALS

     A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a "Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).

     B. [INSERT APPROPRIATE LOCAL STATEMENT OF BENEFIT]

     C. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

     NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.

     Notwithstanding anything in this guaranty to the contrary, the Bank's right of recovery against the undersigned under this guaranty (excluding any such recovery for Collection Costs) shall not exceed the greater of:

           (x) U.S. $______________; or

           (y) the sum (determined as of the date the Bank makes demand on this guaranty) of (i) the principal amount then outstanding on loans and advances (including trade credit) made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned, whether or not funded out of the proceeds of credit extended by the Bank, and (ii) the amount, if any, by which capital contributions made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned exceeds the amount of dividends paid after the date hereof by the undersigned to the Debtors or any subsidiary of the Parent Debtor. [INSERT ALTERNATIVE RIGHT OF RECOVERY LIMIT IN ACCORDANCE WITH LAWS AND CUSTOM OF EACH PARTICULAR JURISDICTION.]

The undersigned's liability hereunder for Collection Costs is not limited by the immediately preceding sentence.

     This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.

     The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.

     In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

     The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.

     If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

     This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

     The payment by the undersigned of any amount or amounts due the Bank hereunder shall be made in the same currency (the "relevant currency") and funds in which the underlying Indebtedness of any Debtor are payable. To the fullest extent permitted by law, the obligation of the undersigned in respect of any amount due in the relevant currency under this guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the undersigned shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the undersigned not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to any Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any State of Illinois court or any federal court located in Chicago, Illinois for the adjudication of any matter arising out of or relating to this guaranty and consents to the service of process by registered or certified mail out of any such court or by service of process on the Parent Debtor (now at 555 Briarwood Circle, Ann Arbor, Michigan 48108) which the undersigned hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the undersigned) provided that notice of such service of process is given by the Bank to the undersigned. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, the undersigned irrevocably agrees to appoint a substitute process agent acceptable to the Bank and to deliver to the Bank a copy of the new agent's acceptance of that appointment within 30 days. Nothing contained herein shall affect the right of the Bank to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the undersigned may be amenable to suit. The undersigned hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

     Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

     All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.

     This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

     SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS
OF THE TIME OF EXECUTION.

                                             [Insert Guarantor's name]
(SEAL)

                                             By_______________________________
                                               Name:__________________________
                                               Title:_________________________
ADDRESS:

_________________________________
_________________________________
_________________________________

                                  SCHEDULE 6.2

                                  SUBSIDIARIES

                               JURISDICTION OF PERCENTAGE
          NAME                  INCORPORATION  OWNERSHIP
Comshare (U.S.), Inc.              Michigan      100%

Comshare International B.V.       Netherlands    100%

Comshare Limited                Ontario, Canada  100%

CS Iberia sl                         Spain       100%

CS srl                               Italy       100%

Comshare Holdings Company       United Kingdom   100%(1)

Comshare Limited                United Kingdom   100%(2)

Comshare International Limited  United Kingdom   100%(3)

________________________

(1)owned 100% by Comshare International B.V.

(2)owned 100% by Comshare Holdings Company

(3)owned 100% by Comshare

Comshare GmbH                       Germany      100%***

Comshare S.A.                       France       100%***

Comshare South Pacific
Pty Ltd.                           Australia     100%

                                 SCHEDULE 8.10

                            FOREIGN OVERDRAFT LINES

                                 SCHEDULE 8.11

                                PERMITTED LIENS

                               GUARANTY AGREEMENT

                          (from Comshare (U.S.), Inc.)

     This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by Comshare (U.S.), Inc., a Michigan corporation (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").

                                    RECITALS

     A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a"Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).

     B. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to the credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

     NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.

     This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.

     The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.

     In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

     The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.

     If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

     This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

     The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to any Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     Notwithstanding anything herein to the contrary, the right of recovery against the undersigned under this guaranty shall not exceed the Maximum Liability Amount. For purposes hereof, the term "Maximum Liability Amount" shall mean $1.00 less than the amount of the lowest claim on this guaranty which would render it void or voidable under applicable law against the undersigned.

     Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

     All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below (directed to the attention of the President) or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.

     This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

     SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS
OF THE TIME OF EXECUTION.

                                             COMSHARE (U.S.), INC.
(SEAL)

                                             By
                                               --------------------------------
                                               Its

ADDRESS:

555 Briarwood Circle
Ann Arbor, Michigan  48108

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT made as of this 23rd day of September, 1997, by and among Comshare, Incorporated, a Michigan corporation (the "Parent Borrower"), and the other parties executing this Agreement under the heading "Debtors" (the and such other parties, along with any parties who execute and deliver to the Agent an agreement attached hereto as Schedule C, being hereinafter referred to collectively as the "Debtors" and individually as a "Debtor"), each with its mailing address as set forth on Schedule A hereto, and Harris Trust and Savings Bank, an Illinois banking corporation (the"Bank"), with its mailing address at 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690;

                         W I T N E S S E T H   T H A T:

     WHEREAS, the Debtors (other than the Parent Borrower) are subsidiaries or affiliates of the Parent Borrower; and

     WHEREAS, the Parent Borrower and one or more of its subsidiaries (the Parent Borrower and each such subsidiary being hereafter referred to collectively as the "Borrowers" and individually as a "Borrower") have obtained and may from time to time hereafter obtain credit and other financial accommodations from the Bank and have incurred and may from time to time hereafter incur liabilities to the Bank; and

     WHEREAS, each Debtor, and especially the Parent Borrower, provides each of the other Debtors with substantial financial, management, administrative and technical support; and

     WHEREAS, the interdependent nature of the businesses and hence of each of the Debtors is such that the viability of each Debtor is dependent upon the continued success of the other Debtors and, upon the continuation of such Debtor's business relationships with the other Debtors, and the continuation thereof necessitates each Borrower's access to credit and other financial accommodations from the Bank, which the Bank will only make available to a Borrower on the condition, among others, that the other Debtors pledge their respective assets to secure all indebtedness, obligations and liabilities of each Borrower from time to time owing to the Bank; and

     WHEREAS, each Debtor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrowers;

     NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Bank from time to time, each Debtor hereby agrees as follows:

     1. Security Interest. Accordingly, each Debtor, in order to secure the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of (i) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of each Borrower to the Bank (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired, and whether several, joint or joint and several, (ii) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of each other Debtor, to the Bank (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held evidenced or acquired and (iii) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Bank in collecting or in enforcing any of such indebtedness, obligations and liabilities or realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i), (ii) and (iii) above being hereinafter referred to as the "Obligations"), each Debtor hereby grants to the Bank a security interest in and right of setoff against, and acknowledges and agrees that the Bank has and shall continue to have a continuing security interest in and right of setoff against, any and all of such Debtor's:

           (a) Receivables. Receivables whether now existing or hereafter created or arising, and however evidenced or acquired, or in which such Debtor now has or hereafter acquires any rights (the term "Receivables" means and includes all accounts, accounts receivable, instruments, notes, drafts, acceptances, chattel paper, any right of such Debtor to payment for goods sold or leased or for services rendered, whether or not earned by performance, and all other forms of obligations owing to such Debtor);

           (b) Customer Contracts. All right, title and interest in, to and under contracts entered into by such Debtor with customers in its ordinary course of business, whether now existing or hereafter created, acquired or arising, or contracts in which such Debtor now has or hereafter acquires any rights, including without limitation all such rights to payment with respect to (i) software license agreements, (ii) software maintenance agreements, (iii) software distribution agreements and (iv) software implementation and consulting services agreements;

           (c) Records and Cabinets. Supporting evidence and documents relating to any of the above-described property, including without limitation, copies of computer programs, disks, tapes and related electronic data processing media, rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

           (d) Accessions and Additions. All accessions and additions to and substitutions and replacements of any of the foregoing, whether now existing or hereafter arising; and

           (e) Proceeds. All proceeds of the foregoing, whether now existing or hereafter arising;

all of the foregoing being herein sometimes referred to as the "Collateral".

     The terms "Debtor" and "Debtors" as used herein shall mean and include the Debtors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Debtors; provided that, unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each such Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

     2. Covenants, Agreements, Representations and Warranties. Each Debtor hereby covenants and agrees with, and represents and warrants to the Bank that:

           (a) Such Debtor is a corporation or other entity duly organized, existing and in good standing under the laws of the state, province or country of its incorporation or organization, is the sole and lawful owner of its Collateral and has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for; and the execution and delivery of this Agreement, and the observance and performance of any of the matters and things herein set forth, will not violate or contravene in any material respect any provision of law or of the articles of incorporation or by-laws or other organizational agreement of such Debtor or of any indenture, loan agreement or other agreement of or affecting such Debtor or any of its properties, or result in the creation or imposition of any liens or encumbrance on any property of such Debtor.

           (b) The Collateral is and will remain in each Debtor's possession at the locations listed under Column 2 on Schedule A attached hereto. Each Debtor's respective chief executive office is listed opposite its name on Schedule A attached hereto and the Debtors have no other places of business other than those listed under Column 3 on Schedule A attached hereto. No Debtor will remove its Collateral from the locations specified in the first sentence of this Section 2(b) without the Bank's prior written consent (provided that if for any reason Collateral is at any time kept or located at locations other than its present location or locations hereafter consented to by the Bank, the Bank shall nevertheless have and retain a security interest therein).

           (c) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including without limitation mechanics, laborers and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary except for the security interest of the Bank therein and as otherwise provided in the Credit Agreement (as hereinafter defined), and each Debtor will warrant and defend its Collateral against any claims and demands of all persons at any time claiming the same or any interest therein adverse to the Bank.

           (d) Each Debtor will pay promptly when due all material taxes, assessments, and governmental charges and levies upon or against its Collateral in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

           (e) Each Debtor at its own cost and expense will maintain, keep and preserve its Collateral in good repair and condition and will not waste or destroy such Collateral or any part thereof and will not be negligent in the care and use of any Collateral and will not use or permit to be used any Collateral in violation of any statute, ordinance or other governmental requirement. Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Bank has no responsibility to perform such obligations.

           (f) Except for liens permitted by the Credit Agreement and subject to Section 4(a) hereof, no Debtor will, without the Bank's prior written consent, sell, assign, mortgage, lease or otherwise dispose of its Collateral or any interest therein.

           (g) Each Debtor will at all times allow the Bank or its representatives free access to and right of inspection of the Collateral; provided, however, except during the continuance of any event of default hereunder, such access and inspection shall be made only after reasonable notice to the Parent Borrower or the relevant Debtor and during normal business hours. As to any premises not owned by any of the Debtors wherein any of the Collateral is located, if any, the appropriate Debtor shall, if the Bank so requests, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title and interest in, and lien on, the

      Collateral, allowing the removal of such Collateral by the Bank and otherwise in form and substance acceptable to the Bank.

           (h) Each Debtor agrees from time to time to deliver to the Bank such evidence of the existence and identity of such Debtor's Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered, together with such Debtor's warranty of the genuineness thereof), as the Bank may reasonably request.

           (i) Each Debtor will comply in all material respects with the terms and conditions of any leases, easements, right-of-way agreements or other agreements covering the premises wherein its Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

           (j) On failure of any Debtor to perform any of the covenants and agreements herein contained, the Bank may, at its option but in any event with notice to the Parent Borrower or such Debtor (which need not necessarily be prior notice), perform the same and in so doing may expend such sums as the Bank may reasonably deem advisable in the performance thereof, including without limitation the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Bank may be compelled to make by operation of law or which the Bank may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtors immediately without notice or demand, shall constitute so much additional Obligations hereby secured and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2% to the rate per annum from time to time announced by said Harris Trust and Savings Bank as its prime commercial rate with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to be and become effective as of and on the date of such change in said prime commercial rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Bank on behalf of any Debtor and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement. The Bank, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Bank, in performing any act hereunder, shall be the sole judge of whether any Debtor is required to perform the same under the terms of this Agreement.

           (k) Each Debtor warrants that such Debtor has not transacted business, and does not transact business, under any trade names except as set forth on Schedule B. Each Debtor agrees that it will not change its name or transact business under any trade names without first giving the Bank 30 days' prior written notice of its intent to do so.

           (l) Each Debtor agrees to execute and deliver to the Bank such further agreements and assignments or other instruments and to do all such other things as the Bank may deem necessary or appropriate to assure the Bank its security interest hereunder, including such financing statement or statements or amendments thereof or supplements thereto or other instruments as the Bank may from time to time require in order to comply with the Uniform Commercial Code as enacted in the State of Illinois and any successor statute(s) thereto (the "Code"). Each Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Bank without notice thereof to any Debtor wherever the Bank in its sole discretion desires to file the same. In the event for any reason the law of any other jurisdiction than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, each Debtor agrees to execute and deliver all such instruments and to do all such other things as the Bank in its sole discretion deems necessary or appropriate to preserve, protect and enforce the security interests of the Bank under the law of such other jurisdiction to at least the same extent as such security interests would be protected under the Code. If any Collateral is in the possession or control of any of a Debtor's agents or processors and unless the Bank requests otherwise, such Debtor agrees to notify such agents or processors in writing of the Bank's security interests therein, and upon the Bank's request instruct them to hold all such Collateral for the Bank's account and subject to the Bank's instructions. The Debtors agree to mark their books and records to reflect the security interests of the Bank in the Collateral.

     3. Special Provisions Re: Receivables. (a) As of the time any Receivable which is an account receivable becomes subject to the security interests provided for hereby, each Debtor shall be deemed to have warranted as to each and all of its Receivables that each such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each such Receivable is valid and subsisting and if such Receivable is an account receivable, arises out of and for services theretofore actually rendered or to be rendered by such Debtor to, the account debtor named therein; that the amount of the Receivable represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business if such Receivable is an account receivable; that the amount of such Receivable represented as owing is not disputed, and is not subject to any set-offs, credits, deductions or counter charges; that no Receivable is evidenced by any instrument or chattel paper unless such instrument or chattel paper has theretofore been endorsed by the appropriate Debtor and delivered to the Bank (except to the extent the Bank specifically requests such Debtor not to do so with respect to any such instrument or chattel paper); and that no surety bond was required or given in connection with said Receivable or the contracts or purchase orders out of which the same arose. Without limiting the foregoing, if any Receivable arises out of a contract with the United States of America or any of its departments, agencies or instrumentalities, each Debtor agrees to notify the Bank and execute whatever instruments are required by the Bank in order that such Receivable shall be assigned to the Bank and that proper notice of such assignment shall be given under the Federal Assignment of Claims Act.

     (b) Each Debtor shall keep all of its books and records relating to the Receivables only at its chief executive office described in Section 2(b) hereof or at the chief executive office of the Parent Borrower.

     (c) From time to time, as the Bank may reasonably request of any Debtor, such Debtor shall provide the Bank with schedules describing all Receivables created or acquired by such Debtor, provided, however, that the failure of such Debtor to execute and deliver such schedules shall not affect or limit the Bank's security interest or other rights in and to any such Receivables. Together with each schedule, each Debtor shall if reasonably requested by the Bank, furnish copies of customers' invoices or the equivalent, and original shipping or delivery receipts, for all merchandise sold, and each Debtor warrants the genuineness thereof.

     4. Collection of Receivables. (a) Unless and until an event of default hereunder occurs, each Debtor shall make collection of all of its Receivables and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

     (b) Whether or not the Bank has exercised any or all of its rights under other provisions of this Section 4 and upon the occurrence and during the continuation of any event of default hereunder, in the event the Bank requests any Debtor to do so:

           (i) all instruments and chattel paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be immediately endorsed to and deposited with Bank; and/or

           (ii) such Debtor shall instruct all account debtors to remit all payments in respect of Receivables to a lockbox to be maintained at the main post office, Chicago, Illinois under the sole custody and control of Bank.

     (c) Upon the occurrence and during the continuation of any event of default hereunder and whether or not the Bank has exercised any or all of its rights under other provisions of this Section 4, the Bank or its designee may notify any Debtor's customers or account debtors at any time that Receivables have been assigned to the Bank or of the Bank's security interest therein and either in its own name, or such Debtor's or both, demand, collect (including without limitation through a lockbox analogous to that described in Section 4(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Bank's discretion file any claim or take any other action or proceeding which the Bank may deem necessary or appropriate to protect and realize upon the security interest of the Bank in the Receivables.

     (d) Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Bank pursuant to any of the provisions of Sections 4(b) or 4(c) hereof shall be handled and administered by the Bank in and through a remittance account at the Bank and each Debtor acknowledges that the maintenance of such remittance account by the Bank is solely for the Bank's own convenience and that such Debtor does not have any right, title or interest in such remittance account or any amounts at any time standing to the credit thereof. The Bank may apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order and at such intervals as the Bank may from time to time in its discretion determine, but not less often than once each week. The Bank need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Bank has received final payment therefor at its office in cash or final solvent credits current in Chicago, Illinois, acceptable to the Bank as such. However, if the Bank does give credit for any item prior to receiving final payment therefor and the Bank fails to receive such final payment or an item is charged back to the Bank for any reason, the Bank may at its election in either instance charge the amount of such item back against the remittance account, together with interest thereon at the Default Rate. Each Debtor shall accompany each transmission of any proceeds of Receivables or other Collateral to the Bank with a report in such form as the Bank shall require identifying the particular Receivable or other Collateral from which the same arises or relates. The Bank, however, agrees that unless and until default occurs in the payment when due of any of the Obligations or any other event occurs or condition exists which constitutes an event of default hereunder or under any indenture or loan or credit agreement at any time in effect between such Debtor and the Bank or which, with the lapse of time or the giving of notice, or both, would constitute such an event of default, the Bank will release proceeds of Collateral from the remittance account from time to time but not less often than once per week. The Debtors hereby jointly and severally indemnify the Bank from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorney's fees suffered or incurred by the Bank because of the maintenance of the foregoing arrangements. The Bank shall have no liability or responsibility to any Debtor for accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

     5. Power of Attorney. In addition to any other powers of attorney contained herein, each Debtor appoints the Bank, its nominee, or any other person whom the Bank may designate as such Debtor's attorney in fact, with full power to endorse such Debtor's names on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Bank's possession, to sign such Debtor's names on any invoice or bill of lading relating to any Receivables, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, on public records, on verifications of accounts and on notices to customers, to send requests for verification of Receivables to customers or account debtors, and to do all things necessary to carry out this Agreement and after an event of default has occurred hereunder, to notify the post office authorities to change the address for delivery of such Debtor's mail to an address designated by the Bank and to receive, open and dispose of all mail addressed to such Debtor. Each Debtor hereby ratifies and approves all acts of any such attorney and agree that neither the Bank nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their own gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and each commitment of the Bank to extend credit to a Borrower or any of them has expired or terminated. The Bank may file one or more financing statements disclosing its security interest in any or all of the Collateral without any Debtor's signature appearing thereon. Each Debtor also hereby grants the Bank a power of attorney to execute any such financing statement, or amendments and supplements to financing statements, on behalf of such Debtor without notice thereof to any Debtor, which power of attorney is coupled with an interest and is irrevocable until the Obligations have been fully satisfied.

     6. Defaults and Remedies. (a) The occurrence of any one or more of the following events shall constitute an "event of default" hereunder:

           (i) default in the payment when due (whether by lapse of time, acceleration or otherwise) of all or any part of the principal of the Obligations or any part thereof; or

           (ii) default for five (5) business days or more on the payment when due of the remainder of the Obligations (including, without limitation, interest or any fee or other amount comprising such remainder of the Obligations); or

           (iii) any representation or warranty made by the Debtors or any of them herein, or in any statement or certificate furnished by it pursuant hereto, or in connection with this Agreement, shall be false in any material respect as of the date of the issuance or making thereof; or

           (iv) default in the observance or performance of any other provision hereof which is not remedied within thirty (30) days after written notice thereof to the appropriate Debtor by the Bank; or

           (v) the occurrence of any event or the existence of any condition which is specified as an Event of Default under the Credit Agreement, whether or not the same is in force.

The term "event of default" as used herein shall mean the events of default specified in this Section 6.

     (b) Upon the occurrence of any event of default hereunder, the Bank shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Bank may, without demand and without advertisement or notice, all of which each Debtor hereby waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Bank deems advisable, in its sole discretion. In addition to all other sums due the Bank hereunder, the Debtors jointly and severally agree to pay to the Bank all costs and expenses incurred by the Bank, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or Obligations or in the prosecution or defense of any action or proceeding by or against the Bank or the Debtors or any of them concerning any matter arising out of or connected with this Agreement or the Collateral or Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 10(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to a Debtor if that Debtor has signed, after an event of default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Bank shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Bank may be the purchaser at any such sale. Each Debtor hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Bank may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Bank may further postpone such sale by announcement made at such time and place.

     (c) Without in any way limiting the foregoing, the Bank shall after an event of default has occurred hereunder have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on each Debtor's premises (each Debtor hereby agreeing to lease warehouses without cost or expense to the Bank or its designee if the Bank so requests) or to remove its Collateral or any part thereof to such other places as the Bank may desire. Each Debtor shall, upon the Bank's demand, assemble its Collateral and make it available to the Bank at a place designated by the Bank. If the Bank exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Bank to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Bank, appointing overseers for the Collateral.

     (d) The proceeds and avails of the Collateral at any time received by the Bank after an event of default hereunder shall have occurred shall, when received by the Bank in cash or its equivalent, be applied by the Bank as follows:

           (i) First, to the payment and satisfaction of all sums paid and costs and expenses incurred by the Bank hereunder or otherwise in connection herewith, including such monies paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms hereof, including reasonable attorneys' fees and court costs, together with any interest thereon (but without preference or priority of principal over interest or of interest over principal), to the extent the Bank is not reimbursed therefor by the Debtors; and

           (ii) Second, to the payment and satisfaction of the remaining Obligations, whether or not then due (in whatever order the Bank elects), both for interest and principal.

The Debtors shall remain jointly and severally liable to the Bank for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing may be returned to Debtors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     (e) Failure by the Bank to exercise any right, remedy or option under this Agreement or any other agreement between the Debtors or any of them and the Bank or provided by law, or delay by the Bank in exercising the same, shall not operate as a waiver; no waiver shall be effective unless it is in writing, signed by the Bank and then only to the extent specifically stated. Neither the Bank, nor any party acting as attorney for the Bank, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Bank under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Bank may have.

     7. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and each commitment of the Bank to extend any credit to a Borrower shall have terminated.

     8. Primary Security; Obligations Absolute. The lien and security herein created and provided for stand as direct and primary security for the Obligations. No application of any sums received by the Bank in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any portion thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and each commitment of the Bank to extend credit to a Borrower shall have expired. Each Debtor acknowledges and agrees that the lien and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Bank or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by the Bank or any holder of any of the Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of the Bank or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor. The lien and security hereof shall not in any manner be impaired or affected by (and the Bank, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof or of any obligor thereon. The Bank may at its discretion at any time grant credit to any one or more of the Borrowers without notice to any Debtor in such amounts and on such terms as the Bank may elect (all of such to constitute additional Obligations) without in any manner impairing the lien and security hereby created and provided for. No release, compromise or discharge of any Debtor hereunder or with respect to any of the Obligations or any Collateral provided by such Debtor shall release or discharge, or impair the agreements of, any other Debtor hereunder or in any manner impair the liens and security interests granted by any other Debtor hereunder; and the Bank may proceed against the Collateral provided hereunder by any one or more of the Debtors without proceeding against the other Debtors, their respective properties or any other security or guaranty whatsoever. Without limiting the generality of the foregoing, the Bank may at any time or from time to time release any Debtor from its obligations hereunder or under any guaranty of the Obligations or release any Collateral or effect any compromise with any Debtor, and no such release or compromise shall in any manner impair or otherwise effect the liens granted by, or the obligations of, the other Debtors hereunder. In order to foreclose or otherwise realize hereon and to exercise the rights granted the Bank hereunder and under applicable law, there shall be no obligation on the part of the Bank or any other holder of any of the Obligations at any time to first resort for payment to the Borrowers or any other obligor on any of the Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Bank shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     9. Personal Jurisdiction. (a) Exclusive Jurisdiction. To the extent permissible under the laws of any jurisdiction located outside of the United States of America and except as provided in subsection (b), the Bank and the Debtors agree that all disputes among them arising out of, connected with, related to, or incidental to the relationship established among them in connection with this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Cook County, Illinois, United States of America, but each of the Bank and the Debtors acknowledge that any appeals from those courts may have to be heard by a court located outside of Cook County, Illinois, United States of America. Each of the Debtors waives in all disputes any objection that such Debtor may have to the location of the court considering the dispute.

     (b) Other Jurisdictions. Each of the Debtors agrees that the Bank shall have the right to proceed against each of the Debtors or their Collateral in a court in any location to enable the Bank to realize on the Collateral, or to enforce a judgment or other court order entered in favor of the Bank. Each of the Debtors agrees that it will not assert any permissive counterclaims in any proceeding brought in accordance with this provision by the Bank to realize on Collateral, or to enforce a judgment or other court order in favor of the Bank. Each of the Debtors waives any objection that it may have to the location of the court in which the Bank has commenced a proceeding described in this Subsection.

     10. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. All of the rights, privileges, remedies and options given to the Bank hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, promises, covenants, representations and warranties of and in this Agreement shall bind each Debtor and its legal representatives, successors and assigns, provided that no Debtor may assign its rights or delegate its duties hereunder without the Bank's prior written consent. Each Debtor hereby releases the

Bank from any liability for any act or omission relating to its Collateral or this Agreement, except the Bank's gross negligence or willful misconduct.

     (b) All communications provided for herein shall be in writing (including as such, communications by telecopy), except as otherwise specifically provided for hereinabove, and shall be deemed to have been given or made when served personally or when deposited in the United States mail addressed if to any Debtor at the Parent Borrower's chief executive office at 555 Briarwood Circle, Ann Arbor, Michigan 48108, or if to the Bank, at its respective address set forth opposite its signature to the Credit Agreement, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 10(b).

     (c) The term "Credit Agreement" as used herein shall mean that certain Credit Agreement dated as of September 23, 1997 by and between the Parent Borrower, Comshare Limited, a private limited company organized under the laws of England and Wales, and the Bank as the same may be amended or modified from time to time, and any Credit Agreement between the Borrowers and the Bank which replaces the foregoing Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     (d) Notwithstanding anything herein to the contrary, the right of recovery hereunder against any Debtor with respect to the Obligations shall be limited to $1.00 less than the amount of the lowest claim hereunder against such Debtor which would render this Agreement void or voidable under applicable law.

     (e) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect. Without limiting the generality of the foregoing, in the event that this Agreement shall be deemed to be invalid or otherwise unenforceable with respect to any Debtor, such invalidity or unenforceability shall not affect the validity of this Agreement with respect to the other Debtors.

     (f) To the extent permissible under the laws of any jurisdiction located outside of the United States of America, this Agreement shall be deemed to have been made in the State of Illinois and shall be governed by the internal laws of the State of Illinois (without regard to the principles of conflicts of law). All terms which are used in this Agreement which are defined in the Code shall have the same meanings herein as said terms do in the Code unless this

Agreement shall otherwise specifically provide. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

     (g) This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Bank, and it shall not be necessary for the Bank to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

     (h) In the event the Bank shall at any time in its discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule C, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and in the case of a substitution, in lieu of the Debtor being replaced. No such substitution shall be effective absent the written consent of Bank nor shall it in any manner affect the obligations of the other Debtors hereunder.

     IN WITNESS WHEREOF, the Debtors have caused this Agreement to be duly executed as of this 23rd day of September, 1997.

                                             COMSHARE, INCORPORATED
                                             COMSHARE (U.S.), INC.
                                             COMSHARE INTERNATIONAL B.V.
                                             COMSHARE LIMITED
                                             CS IBERIA SL
                                             CS SRL
                                             COMSHARE HOLDINGS COMPANY
                                             COMSHARE LIMITED
                                             COMSHARE INTERNATIONAL LIMITED
                                             COMSHARE GMBH
                                             COMSHARE S.A.
                                             COMSHARE SOUTH PACIFIC PTY LTD.


                                             By
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                   SCHEDULE A

           COLUMN 1                        COLUMN 2                        COLUMN 3
        NAME OF DEBTOR                       CHIEF
       (AND FEDERAL TAX                    EXECUTIVE                   ADDITIONAL PLACES
      I.D. NUMBER IF ANY)                   OFFICE                        OF BUSINESS
    Comshare, Incorporated           555 Briarwood Circle                    None
      Tax ID #38-1804887           Ann Arbor, Michigan 48108

     Comshare (U.S.), Inc.           555 Briarwood Circle       5901-B Peachtree Dunwoody Road
      Tax ID #38-3295148           Ann Arbor, Michigan 48108           Atlanta, Georgia

                                                                One New England Executive Park
                                                                  Burlington, Massachussetts

                                                                    8755 West Higgins Road
                                                                           Suite 800
                                                                       Chicago, Illinois

                                                                    4101 McEwen, Suite 540
                                                                         Dallas, Texas

                                                                12424 Wilshire Blvd., Suite 870
                                                                    Los Angeles, California

                                                                  1114 Avenue of the Americas
                                                                      New York, New York

                                                                 3 Bala Plaza East, Suite 411
                                                                   Bala Cynwyd, Pennsylvania

                                                                      500 108th Avenue NE
                                                                        800 Koll Center
                                                                     Bellevue, Washington

                                                                 27 Princeton Road, Suite 350
                                                                    Watertown, Connecticut

                                                                3505 Silverside Road, Suite 202
                                                                     Wilmington, Delaware

                                                                       500 E. Eisenhower
                                                                      Ann Arbor, Michigan

  Comshare International B.V.                                                None



       Comshare Limited          180 Attwell Drive, Suite #300               None
                                           Etobicoke
                                   Ontario, Canada  M9W 6H4
         CS Iberia sl                                                        None

            CS srl                                                           None

   Comshare Holdings Company        22 Chelsea Manor Street                  None
                                    London SW3 5RL, England
                                        United Kingdom

       Comshare Limited             22 Chelsea Manor Street                  None
                                    London SW3 5RL, England
                                        United Kingdom

Comshare International Limited      22 Chelsea Manor Street                  None
                                    London SW3 5RL, England
                                        United Kingdom

         Comshare GmbH                                                       None

         Comshare S.A.                                                       None

Comshare South Pacific Pty Ltd.                                              None

                                   SCHEDULE B

                                   TRADENAMES

        DEBTOR                                          TRADENAMES

                                      NONE

                                   SCHEDULE C

                 ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT

     THIS AGREEMENT made as of this _____ day of _________, 199___ by and between [NEW GUARANTOR], a __________ corporation (the "New Debtor"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Bank");

                                WITNESSETH THAT:

     WHEREAS, certain parties have executed and delivered to the Bank that certain Security Agreement dated as of September 23, 1997 or supplements thereto (such Security Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the "Security Agreement") pursuant to which such parties (the "Existing Debtors") have granted to the Bank a security interest in such Existing Debtor's accounts, general intangibles and certain other properties, rights, interests and privileges to secure, among other things, any and all indebtedness, obligations and liabilities of Comshare, Incorporated (the "Company"), a Michigan corporation, and its subsidiaries to the Bank; and

     WHEREAS, the Company and one or more of its subsidiaries (the Company and each such subsidiary being hereafter referred to collectively as the "Borrowers" and individually as a "Borrower") have obtained and may from time to time hereafter obtain credit and other financial accommodations from the Bank and have incurred and may from time to time hereafter incur liabilities to the Bank; and

     WHEREAS, each Debtor, and especially the Company, provides each of the other Debtors with substantial financial, management, administrative and technical support; and

     WHEREAS, the interdependent nature of the businesses and hence of each of the Debtors is such that the viability of each Debtor is dependent upon the continued success of the other Debtors and, upon the continuation of such Debtor's business relationships with the other Debtors, and the continuation thereof necessitates each Borrower's access to credit and other financial accommodations from the Bank, which the Bank will only make available to a Borrower on the condition, among others, that the other Debtors pledge their respective assets to secure all indebtedness, obligations and liabilities of each Borrower from time to time owing to the Bank; and

     WHEREAS, each Debtor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrowers;

     NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Company by the Bank from time to time, the New Debtor hereby agrees as follows:

     1. The New Debtor acknowledges and agrees that it shall become a "Debtor" party to the Security Agreement effective upon the date the New Debtor's execution of this Agreement and the delivery of this Agreement to the Bank, and that upon such execution and delivery, all references in the Security Agreement to the terms "Debtor" or "Debtors" shall be deemed to include the New Debtor. Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a security interest), covenants, agreements, representations and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Obligations, the New Debtor does hereby grant to the Bank, and hereby agrees that the Bank has and shall continue to have a continuing security interest in, among other things, all of the New Debtor's Receivables, Customer Contracts and all of the other Collateral described in the granting clauses (a), (b), (c), (d) and (e) of
Section 1 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed references to the New Debtor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Bank under the Security Agreement.

     2. The New Debtor hereby acknowledges and agrees that (i) the Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor and (ii) the information pertaining to the New Debtor stated on Annex A hereto shall be deemed inserted in the appropriate locations on Schedule A of the Security Agreement.

     3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term "Debtor" or "Debtors" and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor. Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

     4. The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Bank may deem necessary or proper to carry out more effectively the purposes of this Agreement.

     5. No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

     6. To the extent permissible under the laws of any jurisdiction located outside of the United States of America, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois (without regard to principles of conflicts of law) in which state it shall performed by the New Debtor.

                                             [NEW DEBTOR]


                                             By
                                                Its
                                                   -------------------------

                                    ANNEX A

        COLUMN 1                   COLUMN 2                  COLUMN 3
     NAME OF DEBTOR                 CHIEF
    (AND FEDERAL TAX              EXECUTIVE              ADDITIONAL PLACES
  I.D. NUMBER IF ANY)               OFFICE                  OF BUSINESS



________________________  __________________________  _______________________

                               GUARANTY AGREEMENT
                              (from Comshare S.A.)


         This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by Comshare S.A., a limited liability company organized under the laws of France (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").


                                    RECITALS


         A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a"Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).


         B. The undersigned believes that these benefits constitute fair and adequate compensation from the Debtors to the undersigned for this guaranty and that the obligations of the undersigned under this guaranty are proportional to its financial capacities.


         C. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

         NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.


         NOTWITHSTANDING ANYTHING IN THIS GUARANTY TO THE CONTRARY:


                   (1) The Bank's right of recovery against the undersigned under this guaranty (excluding any such recovery for Collection Costs) shall not exceed the greater of:


                            (x)     U.S. $__________; or


                            (y) the sum (determined as of the date the Bank
                  makes demand on this guaranty) of (i) the principal amount then outstanding on loans and advances (including trade credit) made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned, whether or not funded out of the proceeds of credit extended by the Bank, and (ii) the amount, if any, by which capital contributions made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned exceeds the amount of dividends paid after the date hereof by the undersigned to the Debtors or any subsidiary of the Parent Debtor.


         The undersignedOs liability hereunder for Collection Costs is not limited by the immediately preceding sentence.


                   (2) This Guaranty shall become effective on, and shall have no force or effect until SeptemberE23, 1997 unless the undersigned shall in its discretion agree otherwise in a writing sent to the Bank for that purpose.


         This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.


         All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.


         The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.


         In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.


         The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.


         If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.


         This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.


         The payment by the undersigned of any amount or amounts due the Bank hereunder shall be made in the same currency (the "relevant currency") and funds in which the underlying Indebtedness of any Debtor are payable. To the fullest extent permitted by law, the obligation of the undersigned in respect of any amount due in the relevant currency under this guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the undersigned shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the undersigned not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

         The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to any Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

         The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any State of Illinois court or any federal court located in Chicago, Illinois for the adjudication of any matter arising out of or relating to this guaranty and consents to the service of process by registered or certified mail out of any such court or by service of process on the Parent Debtor (now at 555 Briarwood Circle, Ann Arbor, Michigan 48108) which the undersigned hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the undersigned) provided that notice of such service of process is given by the Bank to the undersigned. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, the undersigned irrevocably agrees to appoint a substitute process agent acceptable to the Bank and to deliver to the Bank a copy of the new agent's acceptance of that appointment within 30 days. Nothing contained herein shall affect the right of the Bank to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the undersigned may be amenable to suit. The undersigned hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

         Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

         All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.


         This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

         SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS OF THE TIME OF EXECUTION.

                                             COMSHARE S.A.
(SEAL)

                                             By_________________________________
                                                 Name:__________________________
                                                 Title:_________________________
ADDRESS:

_________________________________
_________________________________
_________________________________

                               GUARANTY AGREEMENT
                              (from Comshare GmbH)

     This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by Comshare GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").

                                    RECITALS

     A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a"Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).

     B. The undersigned does not believe its performance of this guaranty will have adverse consequences for the continuity of its business.

     C. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

     NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.

      NOTWITHSTANDING ANYTHING IN THIS GUARANTY TO THE CONTRARY:

           (1) The Bank's right of recovery under this guaranty shall not exceed one U.S. Dollar less than the amount which is necessary to maintain the equity of the undersigned at an amount equal to its share capital and non distributable reserves.

           (2) This Guaranty shall become effective on, and shall have no force or effect until September 23, 1997 unless the undersigned shall in its discretion agree otherwise in a writing sent to the Bank for that purpose.

     This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.

     The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.

     In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

     The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.

     If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

     This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

     The payment by the undersigned of any amount or amounts due the Bank hereunder shall be made in the same currency (the "relevant currency") and funds in which the underlying Indebtedness of any Debtor are payable. To the fullest extent permitted by law, the obligation of the undersigned in respect of any amount due in the relevant currency under this guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the undersigned shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the undersigned not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to any Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any State of Illinois court or any federal court located in Chicago, Illinois for the adjudication of any matter arising out of or relating to this guaranty and consents to the service of process by registered or certified mail out of any such court or by service of process on the Parent Debtor (now at 555 Briarwood Circle, Ann Arbor, Michigan 48108) which the undersigned hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the undersigned) provided that notice of such service of process is given by the Bank to the undersigned. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, the undersigned irrevocably agrees to appoint a substitute process agent acceptable to the Bank and to deliver to the Bank a copy of the new agent's acceptance of that appointment within 30 days. Nothing contained herein shall affect the right of the Bank to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the undersigned may be amenable to suit. The undersigned hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

     Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

     All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.

     This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

     SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS
OF THE TIME OF EXECUTION.

                                             COMSHARE GMBH
(SEAL)

                                             By
                                                -------------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                      -------------------------
ADDRESS:

----------------------------

----------------------------

----------------------------

                               GUARANTY AGREEMENT
                            (from Comshare Limited)

     This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by Comshare, Ltd., a corporation organized under the laws of Ontario, Canada (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").

                                    RECITALS

     A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a"Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).

     B. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

     NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise

(hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.

     Notwithstanding anything in this guaranty to the contrary, the Bank's right of recovery against the undersigned under this guaranty (excluding any such recovery for Collection Costs) shall not exceed the greater of:

           (x) U.S. $______________; or

           (y) the sum (determined as of the date the Bank makes demand on this guaranty) of (i) the principal amount then outstanding on loans and advances (including trade credit) made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned, whether or not funded out of the proceeds of credit extended by the Bank, and (ii) the amount, if any, by which capital contributions made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned exceeds the amount of dividends paid after the date hereof by the undersigned to the Debtors or any subsidiary of the Parent Debtor.

The undersigned's liability hereunder for Collection Costs is not limited by the immediately preceding sentence.

     This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.

     The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.

     In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned and, in such case, such Indebtedness shall become a separate and independent obligation of the undersigned, as principal debtor and not as surety, and, in respect thereof, the undersigned shall fully indemnify the Bank for the full amount of such Indebtedness, notwithstanding such dissolution, liquidation, insolvency, bankruptcy or receivership, as the case may be. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

     The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.

     If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

     This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

     The payment by the undersigned of any amount or amounts due the Bank hereunder shall be made in the same currency (the "relevant currency") and funds in which the underlying Indebtedness of any Debtor are payable. To the fullest extent permitted by law, the obligation of the undersigned in respect of any amount due in the relevant currency under this guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the undersigned shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the undersigned not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to any Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any State of Illinois court or any federal court located in Chicago, Illinois for the adjudication of any matter arising out of or relating to this guaranty and consents to the service of process by registered or certified mail out of any such court or by service of process on the Parent Debtor (now at 555 Briarwood Circle, Ann Arbor, Michigan 48108) which the undersigned hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the undersigned) provided that notice of such service of process is given by the Bank to the undersigned. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, the undersigned irrevocably agrees to appoint a substitute process agent acceptable to the Bank and to deliver to the Bank a copy of the new agent's acceptance of that appointment within 30 days. Nothing contained herein shall affect the right of the Bank to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the undersigned may be amenable to suit. The undersigned hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

     Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

     All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.

     This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

     SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS
OF THE TIME OF EXECUTION.

                                             COMSHARE LIMITED
(SEAL)

                                             By
                                                ------------------------------
                                               Name:
                                                     -------------------------
                                               Title:
                                                      ------------------------
ADDRESS:

180 Attwell Drive, Suite #300
Etobicoke
Ontario, Canada  M9W 6H4

                                PLEDGE AGREEMENT


         This Pledge Agreement (the "Agreement") is dated as of September 23, 1997, by and among the parties executing this Agreement under the heading "Pledgors" (such parties, along with any parties who execute and deliver to the Bank (as hereinafter defined) an agreement in the form attached hereto as Schedule C, being hereinafter referred to collectively as the "Pledgors" and individually as a "Pledgor"), each with its mailing address as set forth on the signature page hereto and Harris Trust and Savings Bank, an Illinois banking corporation (the "Bank"), with its mailing address at 111 West Monroe Street, Chicago, Illinois 60603;


                             PRELIMINARY STATEMENTS


            A. Comshare, Incorporated, a Michigan corporation (the "Parent Borrower"), and one or more of its Subsidiaries (the Parent Borrower and each such subsidiary being hereafter referred to collectively as the "Borrowers" and individually as a "Borrower") have obtained and may from time to time hereafter obtain credit and other financial accommodations from the Bank and may from time to time hereafter incur liabilities to the Bank.


            B. Each Pledgor, and especially the Parent Borrower, provides each of the other Pledgors with substantial financial, management, administrative and technical support.


            C. The interdependent nature of the businesses and hence of each of the Pledgors is such that the viability of each Pledgor is dependent upon the continued success of the other Pledgors and, upon the continuation of such Pledgor's business relationships with the other Pledgors, and the continuation thereof necessitates each Borrower's access to credit and other financial accommodations from the Bank, which the Bank will only make available to a Borrower on the condition, among others, that the other Pledgors pledge their respective assets to secure all indebtedness, obligations and liabilities of each Borrower from time to time owing to the Bank.


            D. Each Pledgor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrowers.


         NOW, THEREFORE, for and in consideration of the execution and delivery by the Bank of the Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:


               Section 1. Terms Defined in Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in that certain Credit Agreement dated as of September 23, 1997 by and between the Parent Borrower, Comshare

Limited, a private limited company organized under the laws of England and Wales, and the Bank (such Credit Agreement, as the same may be amended or modified from time to time, including amendments and restatements thereof in its entirety, being hereinafter referred to as the "Credit Agreement"). The term "Pledgor" and "Pledgors" as used herein shall mean and include the Pledgors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Pledgors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Pledgors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Pledgor only with respect to the Collateral owned by it or represented by such Pledgor as owned by it.


               Section 2. Grant of Security Interest in the Collateral. Each Pledgor hereby grants to the Bank a lien on and security interest in, and acknowledges and agrees that the Bank has and shall continue to have a continuing lien on and security interest in, any and all right, title and interest of each Pledgor, whether now owned or existing or hereafter created, acquired or arising, in and to the following: (a) all of the issued and outstanding shares of the capital stock of each company owned or held by such Pledgor, whether now existing or hereafter formed or acquired (the certificates representing such shares delivered to and deposited with the Bank on the date hereof being listed and described on Schedule A attached hereto), and all substitutions and additions to such shares (herein, the "Pledged Securities"); provided that, in the case of a lien and security interest on the capital stock of a company incorporated or otherwise organized outside of the United States of America or any State or territory thereof (herein a "Foreign Company"), if any such grant of lien would amount to more than 65% of the total combined voting stock of any such Foreign Company then such lien and security interest shall be limited to a lien and security interest on the shares of capital stock representing 65% of the total combined voting stock of such Foreign Company, (b) all dividends, distributions and sums distributable or payable from, upon or in respect of the Pledged Securities, (c) all other rights and privileges incident to the Pledged Securities, and (d) all proceeds of the foregoing (all of the foregoing being hereinafter referred to collectively as the "Collateral").


               Section 3. Obligations Hereby Secured. This Agreement is made and given to secure, and shall secure, the payment and performance of (i) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of each Borrower to the Bank (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired, and whether several, joint or joint and several,
(ii) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of each other Pledgor, to the Bank (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held evidenced or acquired and (iii) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Bank in collecting or in enforcing any of such indebtedness, obligations and liabilities or realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i), (ii) and (iii) above being hereinafter referred to as the "Obligations"). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Pledgor (other than the Parent Borrower to which this limitation shall not apply) under this Agreement shall not exceed $1 less than the amount which would render such Pledgor's obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.


            Section 4. Covenants, Agreements, Representations and Warranties. Each Pledgor hereby covenants and agrees with, and represents and warrants to, the Bank that:


                   (a) The certificates for all shares of the Pledged Securities shall be delivered by the relevant Pledgor to the Bank duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. The Bank may at any time after the occurrence of an Event of Default cause to be transferred into its name or into the name of its nominee or nominees any and all of the Pledged Securities. The Bank shall at all times have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations.


                   (b) Each Pledgor is and shall be the sole and lawful legal, record and beneficial owner of the Collateral. No Pledgor shall, without the BankOs prior written consent, sell, assign, or otherwise dispose of the Collateral or any interest therein. The Collateral, and every part thereof, is and shall be free and clear of all security interests, liens, rights, claims, attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Bank hereunder and for other Liens permitted by SectionE8.11 of the Credit Agreement. Each Pledgor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to the Bank and the Bank. Each Pledgor has the right to vote the Collateral and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Collateral, except as provided by federal and state laws applicable to the sale of securities generally.


                   (c) The Pledged Securities have been validly issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of the issuers of any of the Pledged Securities to issue, and no options, warrants or other rights of any individual or entity to acquire, any share of any class or series of capital stock of such issuers. The Pledged Securities listed and described on Schedule A attached hereto constitute the percentage of the issued and outstanding capital stock of each series and class of the issuers thereof as set forth thereon owned by the relevant Pledgor. Each Pledgor further agrees that in the event any such issuer shall issue any additional capital stock of any series or class (whether or not entitled to vote) to such Pledgor or otherwise on account of its ownership interest therein, subject to the limitations set forth in SectionE2 above with respect to each Foreign Company, each Pledgor will forthwith pledge and deposit hereunder, or cause to be pledged and deposited hereunder, all such additional shares of such capital stock.


                   (d) None of the Collateral constitutes margin stock (within the meaning of RegulationEU of the Board of Governors of the Federal Reserve System).


                   (e) Each Pledgor agrees to execute and deliver to the Bank such further agreements, assignments, instruments and documents and to do all such other things as the Bank may reasonably deem necessary or appropriate to assure the Bank its lien and security interest hereunder, including such assignments, stock powers, financing statements, instruments and documents as the Bank may from time to time require in order to comply with (i)Ethe Uniform Commercial Code as enacted in the State of Illinois and any successor statute(s) thereto (the "UCC") and (ii) any law or regulation governing the enforcement of said lien and security interest outside of the United States of America. Except as may be otherwise required by a jurisdiction outside of the United States of America, each Pledgor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Bank without notice thereof to such Pledgor wherever the Bank in its discretion desires to file the same. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, each Pledgor agrees to execute and deliver all such agreements, assignments, instruments and documents and to do all such other things as the Bank in its discretion reasonably deems necessary or appropriate to preserve, protect and enforce the lien and security interest of the Bank under the law of such other jurisdiction. Each Pledgor agrees to mark its corporate books and records to reflect the lien and security interest of the Bank in the Collateral.


                   (f) If, as and when any Pledgor delivers any securities for pledge hereunder in addition to those listed on Schedule A hereto, the Pledgors shall furnish to the Bank a duly completed and executed amendment to such Schedule in substantially the form (with appropriate insertions) of Schedule B hereto reflecting the securities pledged hereunder after giving effect to such addition.

                   (g) On failure of any Pledgor to perform any of the agreements and covenants herein contained, the Bank may, at its option but in any event with notice to the Parent Borrower or such Pledgor (which need not necessarily be prior notice), perform the same and in so doing may expend such sums as the Bank may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim, and all other expenditures which the Bank may be compelled to make by operation of law or which the Bank may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Pledgor immediately without notice or demand, shall constitute additional Obligations secured hereunder and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2% to the Domestic Rate from time to time in effect, with any change in such rate per annum by reason of a change in such Domestic Rate to become effective on the date of such change in said Domestic Rate (such rate per annum as so determined being hereinafter referred to as the "Reimbursement Rate"). No such performance of any covenant or agreement by the Bank on behalf of such Pledgor, and no such advancement or expenditure therefor, shall relieve such Pledgor of any default under the terms of this Agreement or in any way obligate the Bank to take any further or future action with respect thereto. The Bank, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate, or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Bank, in performing any act hereunder, shall be the sole judge of whether the relevant Pledgor is required to perform the same under the terms of this Agreement. The Bank is hereby authorized to charge any depository or other account of any Pledgor maintained with the Bank for the amount of such sums and amounts so expended.


           Section 5. Voting Rights and Dividends. Unless and until an event of default hereunder has occurred and thereafter until notified by the Bank pursuant to Section 7(b) hereof:

                   (a) Each Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral of such Pledgor, or any part thereof, for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any of the Obligations.

                   (b) To the extent not prohibited by the terms of the Credit Agreement, each Pledgor shall be entitled to receive and retain all dividends and distributions in respect of the Collateral which are paid in cash of whatsoever nature.

                   (c) In order to permit each Pledgor to exercise such voting and/or consensual powers which it is entitled to exercise under subsectionE(a) above and to receive such distributions which such Pledgor is entitled to receive and retain under subsectionE(b) above, the Bank will, if necessary, upon the written request of such Pledgor, from time to time execute and deliver to such Pledgor appropriate proxies and dividend orders.


               Section 6. Power of Attorney. Each Pledgor hereby appoints the Bank, and each of its nominees, officers, Banks, attorneys, and any other person whom the Bank may designate, as such Pledgor's attorney-in-fact, with full power and authority to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in respect of the Collateral or any part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as such Pledgor could itself do, to endorse or sign the Pledgor's name on any assignments, stock powers, or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Bank's possession and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and, in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of such Pledgor, or otherwise, which the Bank may deem necessary or appropriate to collect or otherwise realize upon all or any part of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of the Bank in and to such Collateral and the security intended to be afforded hereby. Each Pledgor hereby ratifies and approves all acts of any such attorney and agrees that neither the Bank nor any such attorney will be liable for any such acts or omissions nor for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct. The Bank may file one or more financing statements disclosing its security interest in all or any part of the Collateral without any Pledgor's signature appearing thereon, and each Pledgor also hereby grants the Bank a power of attorney to execute any such financing statements, and any amendments or supplements thereto, on behalf of such Pledgor without notice thereof to such Pledgor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and each commitment of the Bank to extend credit to or for the account of any one or more of the Borrowers have expired or otherwise has terminated; provided, however, that the Bank agrees, as a personal covenant to the relevant Pledgor, not to exercise the powers of attorney set forth in this Section unless an Event of Default exists.


               Section 7. Defaults and Remedies. (a) The occurrence of any one or more of the following events shall constitute an "event of default" hereunder:


                  (i) default in the payment when due (whether by lapse of time, acceleration or otherwise) of all or any part of the principal of the Obligations or any part thereof; or

                  (ii) default for five (5) business days or more on the payment when due of the remainder of the Obligations (including, without limitation, interest or any fee or other amount comprising such remainder of the Obligations); or


                 (iii) any representation or warranty made by the Pledgors or any of them herein, or in any statement or certificate furnished by it pursuant hereto, or in connection with this Agreement, shall be false in any material respect as of the date of the issuance or making thereof; or


                 (iv) default in the observance or performance of any other provision hereof which is not remedied within thirty (30) days after written notice thereof to the appropriate Pledgor by the Bank; or


                   (v) the occurrence of any event or the existence of any condition which is specified as an Event of Default under the Credit Agreement, whether or not the same is in force.


The term "event of default" as used herein shall mean the events of default specified in this Section 7.


           (b) Upon the occurrence of any event of default hereunder, all rights of the Pledgors to receive and retain the distributions which they are entitled to receive and retain pursuant to SectionE5(b) hereof shall, at the option of the Bank cease and thereupon become vested in the Bank which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to receive and retain the distributions which the Pledgors would otherwise have been authorized to retain pursuant to SectionE5(b) hereof and all rights of the Pledgors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to SectionE5(a) hereof shall, at the option of the Bank, cease and thereupon become vested in the Bank which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Collateral and to exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining thereto as if the Bank were the absolute owner thereof including, without limitation, the right to exchange, at its discretion, the Collateral or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Bank of any right, privilege or option pertaining to the Collateral or any part thereof and, in connection therewith, to deposit and deliver the Collateral or any part thereof with any committee, depositary, transfer Bank, registrar or other designated agency upon such terms and conditions as the Bank may determine. In the event the Bank in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities law, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.


           (c) Upon the occurrence of any event of default hereunder, the Bank shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Bank may, without demand and without advertisement, notice, hearing or process of law to the extent permitted by law, all of which the Pledgors waive to the extent permitted by law, at any time or times, sell and deliver any or all of the Collateral held by or for it at public or private sale, at any securities exchange or brokerOs board or at any of the BankOs offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Bank deems advisable, in its sole discretion. In the exercise of any such remedies, the Bank may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. The Bank is authorized at any sale or other disposition of the Collateral, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. Also, if less than all the Collateral is sold, the Bank shall have no duty to marshal or apportion the part of the Collateral so sold as between the Pledgors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Pledgors are the owners thereof. In addition to all other sums due to the Bank, each Pledgor shall pay the Bank all costs and expenses incurred by the Bank, including reasonable attorneysO fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Bank or any Pledgor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Pledgors in accordance with SectionE11(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Pledgor if such Pledgor has signed, after an event of default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Bank shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Bank may be the purchaser at any sale or other disposition of the Collateral or any part thereof. Each Pledgor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral or any part thereof. The Bank may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Bank may further postpone such sale by announcement made at such time and place.


           (d) The powers conferred upon the Bank hereunder are solely to protect its interest in the Collateral and shall not impose on it any duties to exercise such powers. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Bank accords its own property, consisting of similar types of securities, it being understood, however, that the Bank shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Pledgors in any way related to the Collateral, and the Bank shall have no duty or obligation to discharge any such duty or obligation. Neither the Bank, nor any party acting as attorney for the Bank, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than such person's gross negligence or willful misconduct.


           (e) Failure by the Bank to exercise any right, remedy or option under this Agreement or any other agreement between any Pledgor and the Bank or provided by law, or delay by the Bank in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Bank under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Bank may have. For purposes of this Agreement, an event of default hereunder shall be construed as continuing after its occurrence until the same is waived in writing by the Bank in accordance with the Credit Agreement.


               Section 8. Application of Proceeds. The proceeds and avails of the Collateral at any time received by the Bank after the occurrence of any Event of Default hereunder shall, when received by the Bank in cash or its equivalent, be applied by the Bank as follows:


                   (i) First, to the payment and satisfaction of all sums paid and costs and expenses incurred by the Bank hereunder or otherwise in connection herewith, including such monies paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms hereof, including attorneysO fees and court costs, together with any interest thereon (but without preference or priority of principal over interest or of interest over principal), to the extent the Bank is not reimbursed therefor by the Pledgors; and


                  (ii) Second, to the payment and satisfaction of the remaining Obligations, whether or not then due (in whatever order the Bank elects), both for interest and principal.


The Pledgors shall remain liable to the Bank for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing shall be returned to the Parent Borrower or to whomsoever the Bank reasonably determines is lawfully entitled thereto.


               Section 9. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and each commitment of the Bank to extend credit or otherwise make financial accommodations available to any one or more of the Borrowers has expired or otherwise has been terminated. Upon such termination of this Agreement, the Bank shall, upon the request and at the expense of the Pledgors, forthwith release all its liens and security interests hereunder.


              Section 10. Primary Security; Obligations Absolute. The lien and security herein created and provided for stand as direct and primary security for the Obligations. No application of any sums received by the Bank in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any portion thereof shall in any manner entitle any Pledgor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and each commitment of the Bank to extend credit or otherwise make financial accommodations available to any one or more of the Borrowers has expired or otherwise has been terminated. The Pledgors acknowledge and agree that the lien and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Bank or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by the Bank or any other holder of any of the Obligations of any other security for or guarantors upon any Obligations or by any failure, neglect or omission on the part of the Bank or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor. The lien and security hereof shall not in any manner be impaired or affected by (and the Bank, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing.

The Bank may at its discretion at any time grant credit to any one or more of the Borrowers without notice to any Pledgor in such amounts and on such terms as the Bank may elect without in any manner impairing the lien and security hereby created and provided for. In order to realize hereon and to exercise the rights granted to the Bank hereunder and under applicable law, there shall be no obligation on the part of the Bank or any other holder of any of the Obligations at any time to first resort for payment to the Borrowers or to any other obligor on any of the Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Bank shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.


              Section 11. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank, and its successors and assigns; provided, however, that no Pledgor may assign its rights or delegate its duties hereunder without the Bank's prior written consent.


           (b) All notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with SectionE12.11 of the Credit Agreement. All notices to the Pledgors hereunder shall be made to the Parent Borrower, as their agent, in accordance with SectionE12.11 of the Credit Agreement.


           (c) In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.


           (d) To the extent permissible under the laws of any jurisdiction located outside of the United States of America, this Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the internal laws of the State of Illinois. All terms which are used in this Agreement which are defined in the UCC shall have the same meanings herein as said terms do in the UCC unless this Agreement shall otherwise specifically provide. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

           (e) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. Each Pledgor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Pledgor to the Bank, and it shall not be necessary for the Bank to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.


           (f) In the event the Bank shall at any time in its discretion permit a substitution of Pledgors hereunder or a party shall wish to become a Pledgor hereunder, such substituted or additional Pledgor shall, upon executing an agreement in the form attached hereto as Schedule C, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Pledgor had originally executed this Agreement and, in the case of a substitution, in lieu of the Pledgor being replaced. No such substitution shall be effective absent the written consent of the Bank nor shall it in any manner affect the obligations of the other Pledgors hereunder.


           (g) To the extent permissible under the laws of any jurisdiction located outside of the United States of America, each Pledgor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Pledgor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. EACH PLEDGOR AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.




PLEDGORS:

Comshare, Incorporated                COMSHARE HOLDINGS COMPANY
555 Briarwood Circle                  22 Chelsea Manor Street
Ann Arbor, Michigan  48108            London SW3 5RL, England
                                      United Kingdom



By                                    By
  ------------------,---------------     --------------------,------------
  (Print or Type Name)   (Title)         (Print or Type Name)    (Title)



COMSHARE INTERNATIONAL B.V.           COMSHARE LIMITED

---------------------------           22 Chelsea Manor Street
---------------------------           Long SW3 5RL, England
---------------------------           United Kingdom



By                                    By
  ------------------,--------------     ---------------------,-------------
(Print or Type Name)   (Title)        (Print or Type Name)      (Title)



         Acknowledged and agreed to as of the date first above written.


                                      HARRIS TRUST AND SAVINGS BANK


                                      By
                                           ----------------------,--------------
                                           (Print or Type Name)    (Title)

                                   SCHEDULE A

                             THE PLEDGED SECURITIES



  NAME OF           NAME OF        JURISDICTION OF         NO. OF                  CERTIFICATE    PERCENTAGE OF
  PLEDGOR           ISSUER          INCORPORATION          SHARES         CLASS         NO.       ISSUER'S STOCK
Comshare,           Comshare (U.S.),   Michigan              1,000       Ordinary         1             100
Incorporated        Inc.

Comshare,           Comshare           Netherlands           2,670       Ordinary        N/A            100
Incorporated        International B.V.

Comshare,           Comshare Limited   Canada              2,001,827     Ordinary       1993-2          100
Incorporated

Comshare,           CS Iberia sl       Spain                  N/A*       Ordinary        N/A*           100
Incorporated

Comshare,           CS srl             Italy                  N/A*       Ordinary        N/A*           100
Incorporated

Comshare,           Comshare South     Australia               36        Ordinary        ___            100
Incorporated        Pacific Pty Ltd.

Comshare            Comshare Holdings  England and Wales     ____        _______        ___            100
International B.V.  Company            (United Kingdom)

Comshare Holdings   Comshare Limited   England and Wales  5,908,980     Ordinary        100       approximately
Company                                (United Kingdom)                                                100

Comshare Limited    Comshare, S.A.     France               10,000      Ordinary        N/A            100

Comshare Limited    Comshare GmbH      Germany                2         Ordinary        N/A            100

Comshare Limited    Comshare           England and Wales      2         Ordinary         1             100
                    International      (United Kingdom)
                    Limited

                                   SCHEDULE B

                          AMENDMENT TO PLEDGE AGREEMENT


         Reference is hereby made to that certain Pledge Agreement dated as of SeptemberE23, 1997 (as the same may be amended, the "Pledge Agreement"), from Comshare, Incorporated and the other Pledgors signatory thereto to Harris Trust and Savings Bank. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.


         Subsequent to the Pledgors' delivery of the Pledge Agreement, certain shares of stock have been added as Pledged Securities under the Pledge Agreement. As a result of such addition, Schedule A of the Pledge Agreement does not accurately describe the shares of capital stock currently held by the Bank as collateral under the Pledge Agreement.


         The Pledgors now desire to amend Schedule A to the Pledge Agreement to reflect such addition, and this instrument shall constitute an agreement between the Pledgors and the Bank amending the Pledge Agreement in the respects, but only in the respects, hereinafter set forth:


                    1. Schedule A of the Pledge Agreement shall be and hereby is amended and as so amended shall be restated in its entirety to read as Annex A attached hereto.


                    2. As collateral security for the Obligations, each Pledgor hereby grants to the Bank a continuing security interest in, and acknowledges and agrees that the Bank has and shall continue to have a continuing security interest in, all the shares of capital stock of each issuer listed and described on Annex A attached hereto and all the other properties, rights, interests and privileges comprising the Collateral (as such term is defined in the Pledge Agreement after giving effect to this Amendment), to the same extent and with the same force and effect as if the shares of stock described on Annex A had originally been included on Schedule A to the Pledge Agreement. The foregoing granting clause is in addition to and supplemental of and not in substitution for the granting clause contained in the Pledge Agreement. Neither the Pledgors nor the Bank intend by this Amendment to in any way impair or otherwise affect the lien of the Pledge Agreement on such of the Collateral which was subject to the Pledge Agreement prior to giving effect to this Amendment.


                    3. Each Pledgor hereby repeats and reaffirms all of its covenants, agreements, representations and warranties contained in the Pledge Agreement, each and all of which shall be applicable to all of the stock and other properties, rights, interests and privileges subject to the lien of the Pledge Agreement after giving effect to this Amendment. Each Pledgor hereby certifies that no event of default or event which, with notice or lapse of time or both, would constitute an event of default exists under the Pledge Agreement after giving effect to this Amendment.


                    4. No reference to this Amendment need be made in any note, instrument or other document at any time referring to the Pledge Agreement, any reference in any of such to the Pledge Agreement to be deemed to reference to the Pledge Agreement as modified hereby. All references in the Pledge Agreement to the term OPledged SecuritiesO shall be deemed a reference to such term as defined in the Pledge Agreement after giving effect to this Amendment.


                    5. Except as specifically modified hereby, all the terms and conditions of the Pledge Agreement shall stand and remain unchanged and in full force and effect. This Amendment shall be effective upon the PledgorsO execution and delivery thereof to the Bank, no acceptance by the Bank being required.


                  Dated as of __________, 199_.


                                            PLEDGORS:


                                            [INSERT NAMES OF EXISTING PLEDGORS]



                                            By
                                            _____________________,______________
                                            (Print or Type Name)     (Title)


         Acknowledged and agreed to as of the date first above written.


                                            HARRIS TRUST AND SAVINGS BANK



                                            By
                                              _____________________, ___________
                                              (Print or Type Name)    (Title)

                                     ANNEX A
                        TO AMENDMENT TO PLEDGE AGREEMENT


                             THE PLEDGED SECURITIES


  NAME OF           NAME OF        JURISDICTION OF         NO. OF                  CERTIFICATE    PERCENTAGE OF
  PLEDGOR           ISSUER          INCORPORATION          SHARES         CLASS         NO.       ISSUER'S STOCK


                                   SCHEDULE C


                  ASSUMPTION AND SUPPLEMENTAL PLEDGE AGREEMENT


         THIS AGREEMENT dated as of this _____ day of ______________, 199___ from [NEW PLEDGOR], a __________ (the "New Pledgor"), to Harris Trust and Savings Bank (the "Bank");


                                WITNESSETH THAT:


         WHEREAS, Comshare, Incorporated and certain other parties have executed and delivered to the Bank that certain Pledge Agreement dated as of September 23, 1997 (such Pledge Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Pledgors thereunder, being hereinafter referred to as the "Pledge Agreement") pursuant to which such parties (the "Existing Pledgors") have granted to the Bank a lien on and security interest in such Existing Pledgors' Collateral (as such term is defined in the Pledge Agreement) to secure the Obligations (as such term is defined in the Pledged Agreement) of the Borrowers referred to therein owing to the Bank arising out of or related to the Credit Agreement referred to therein; and


         WHEREAS, the Borrowers provide the New Pledgor with substantial financial, managerial, administrative and technical support and the New Pledgor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Bank to the Borrowers;


         NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Bank from time to time, the New Pledgor hereby agrees as follows:


            1. The New Pledgor acknowledges and agrees that it shall become a OPledgorO party to the Pledge Agreement effective upon the date the New PledgorOs execution of this Agreement and the delivery of this Agreement to the Bank, and that upon such execution and delivery, all references in the Pledge Agreement to the terms OPledgorO or OPledgorsO shall be deemed to include the New Pledgor. Without limiting the generality of the foregoing, the New Pledgor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations and warranties contained in the Pledge Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Pledgor or in which the New Pledgor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Obligations, whether now existing or hereafter arising, the New Pledgor does hereby grant to the Bank, and hereby agrees that the Bank has and shall continue to have a continuing security interest in, among other things, all of the New PledgorOs Collateral (as such term is defined in the Pledge Agreement) described in SectionE2 of the Pledge Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth in their entirety except that all references in such clauses to the Existing Pledgor or any of them shall be deemed to include references to the New Pledgor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Bank under the Pledge Agreement.


            2. The New Pledgor hereby acknowledges and agrees that the Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Pledge Agreement to the same extent and with the same force and effect as if the New Pledgor had originally been one of the Existing Pledgors under the Pledge Agreement and had originally executed the same as such an Existing Pledgor.


            3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Pledge Agreement, except that any reference to the term OPledgorO or OPledgorsO and any provision of the Pledge Agreement providing meaning to such term shall be deemed a reference to the Existing Pledgors and the New Pledgor. Except as specifically modified hereby, all of the terms and conditions of the Pledge Agreement shall stand and remain unchanged and in full force and effect.


            4. The New Pledgor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Bank may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.


            5. No reference to this Agreement need be made in the Pledge Agreement or in any other document or instrument making reference to the Pledge Agreement, any reference to the Pledge Agreement in any of such to be deemed a reference to the Pledge Agreement as modified hereby.


            6. To the extent permissible under the laws of any jurisdiction located outside of the United States of America, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois (without regard to principles of conflicts of law).


                                         [NEW PLEDGOR]



                                         By

                                         ---------------------,-----------------
                                         (Print or Type Name)     (Title)

                               GUARANTY AGREEMENT
                        (from Comshare Holdings Company)

     This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by Comshare Holdings Company, an unlimited liability company organized under the law of England and Wales (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").

                                    RECITALS

     A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a"Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).

     B. This guaranty is being issued by the undersigned in good faith and for the purpose of carrying on its business and otherwise in furtherance of its commercial interests. The undersigned believes itself solvent after its execution and delivery of this guaranty and that the value of the consideration received by the guarantor in the form of these direct and indirect benefits is comparable to the value of the consideration provided by the guarantor's execution of this guaranty.

     C. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

     NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.


     Notwithstanding anything in this guaranty to the contrary, the Bank's right of recovery against the undersigned under this guaranty (excluding any such recovery for Collection Costs) shall not exceed at any time the greater of:

           (x) U.S. $_________; or

           (y) the sum (determined as of the date the Bank makes demand on this guaranty) of (i) the principal amount then outstanding on loans and advances (including trade credit) made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned, whether or not funded out of the proceeds of credit extended by the Bank, and (ii) the amount, if any, by which capital contributions made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned exceeds the amount of dividends paid after the date hereof by the undersigned to the Debtors or any subsidiary of the Parent Debtor.

The undersigned's liability hereunder for Collection Costs is not limited by the immediately preceding sentence.

     This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.

     The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.

     In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned and, in such case, such Indebtedness shall become a separate and independent obligation of the undersigned, as principal debtor and not as surety, and, in respect thereof, the undersigned shall fully indemnify the Bank for the full amount of such Indebtedness, notwithstanding such dissolution, liquidation, insolvency, bankruptcy or receivership, as the case may be. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

     The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.

     If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

     This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

     The payment by the undersigned of any amount or amounts due the Bank hereunder shall be made in the same currency (the "relevant currency") and funds in which the underlying Indebtedness of any Debtor are payable. To the fullest extent permitted by law, the obligation of the undersigned in respect of any amount due in the relevant currency under this guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the undersigned shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the undersigned not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to the Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any State of Illinois court or any federal court located in Chicago, Illinois for the adjudication of any matter arising out of or relating to this guaranty and consents to the service of process by registered or certified mail out of any such court or by service of process on the Parent Debtor (now at 555 Briarwood Circle, Ann Arbor, Michigan 48108) which the undersigned hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the undersigned) provided that notice of such service of process is given by the Bank to the undersigned. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, the undersigned irrevocably agrees to appoint a substitute process agent acceptable to the Bank and to deliver to the Bank a copy of the new agent's acceptance of that appointment within 30 days. Nothing contained herein shall affect the right of the Bank to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the undersigned may be amenable to suit. The undersigned hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

     Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

     All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.

     This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

     SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS
OF THE TIME OF EXECUTION.

                                             COMSHARE HOLDINGS COMPANY
(SEAL)

                                             By
                                                -------------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                      -------------------------
ADDRESS:

22 Chelsea Manor Street
London SW3 5RL, England
United Kingdom

                               GUARANTY AGREEMENT
                     (from Comshare International Limited)

     This Guaranty Agreement (the "guaranty") is made and given as of this 23rd day of September, 1997 by Comshare International Limited, a private limited company organized under the law of England and Wales (hereinafter referred to as the "undersigned") in favor of Harris Trust and Savings Bank, an Illinois banking corporation (hereinafter referred to as the "Bank").

                                    RECITALS

     A. The undersigned is a subsidiary of Comshare, Incorporated, a corporation organized under the laws of the State of Michigan in the United States of America (the "Parent Debtor"). The Parent Debtor and one or more of its subsidiaries may from time to time obtain credit accommodations and facilities from the Bank (the Parent Debtor and each such subsidiary hereinafter designated collectively as the "Debtors" and individually as a"Debtor"). Each Debtor, the undersigned and the other subsidiaries of the Parent Debtor comprise an integrated group of companies to which the Parent Debtor provides financial, management, administrative and technical support. The undersigned receives substantial direct benefit from such services. In addition, the undersigned benefits indirectly from belonging to this integrated group of companies, which in the aggregate possess substantially more assets and resources than are possessed by the undersigned standing alone. The interdependent nature of the businesses of the Parent Debtor and its subsidiaries (including the undersigned) is such that the viability of each subsidiary (including the undersigned) is dependent upon the continued success of the Parent Debtor and its subsidiaries and upon the continuation of the Parent Debtor's business relationships with its subsidiaries (including the undersigned).

     B. This guaranty is being issued by the undersigned in good faith and for the purpose of carrying on its business and otherwise in furtherance of its commercial interests. The undersigned believes itself solvent after its execution and delivery of this guaranty and that the value of the consideration received by the guarantor in the form of these direct and indirect benefits is comparable to the value of the consideration provided by the guarantor's execution of this guaranty.

     C. These direct and indirect benefits to the undersigned will continue only if each Debtor continues to have access to credit accommodations and facilities to be afforded to it by the Bank, which the Bank will only make available on the condition, among others, that the undersigned guaranty the indebtedness, obligations and liabilities of each Debtor from time to time owing to the Bank.

     NOW, THEREFORE, FOR VALUE RECEIVED and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to the Debtors by the Bank from time to time, the undersigned hereby guarantees the full and prompt payment to the Bank at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of each Debtor to the Bank, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, joint or several, or joint and several and howsoever owned, held or acquired, whether through discount, overdraft, purchase, direct loan or as collateral, or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the "Indebtedness"); and the undersigned further agrees to pay all expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by the Bank in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this guaranty in any litigation, bankruptcy or insolvency proceeding or otherwise.

     Notwithstanding anything in this guaranty to the contrary, the Bank's right of recovery against the undersigned under this guaranty (excluding any such recovery for Collection Costs) shall not exceed at any time the greater of:

           (x) U.S. $_________; or

           (y) the sum (determined as of the date the Bank makes demand on this guaranty) of (i) the principal amount then outstanding on loans and advances (including trade credit) made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned, whether or not funded out of the proceeds of credit extended by the Bank, and (ii) the amount, if any, by which capital contributions made after the date hereof by the Debtors or any subsidiary of the Parent Debtor directly or indirectly to the undersigned exceeds the amount of dividends paid after the date hereof by the undersigned to the Debtors or any subsidiary of the Parent Debtor.

The undersigned's liability hereunder for Collection Costs is not limited by the immediately preceding sentence.

     This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Bank, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid. The liability of the undersigned hereunder shall in no way be affected or impaired by (and the Bank is hereby expressly authorized to make from time to time, without notice to anyone) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any thereof, or of any security or collateral therefor. The liability of the undersigned hereunder shall also in no way be affected or impaired by any acceptance by the Bank of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Bank to realize upon or protect any of the Indebtedness, or any collateral or security or other guaranty therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of any Debtor possessed by the Bank toward the liquidation of the Indebtedness, or by any application of payments or credits thereon. The Bank shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof. In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Bank, at any time, to resort for payment to the Debtors or to any other guaranty, or to any other person or corporation, their properties or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever and the Bank shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not any Debtor or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence, are expressly waived.

     The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated, and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Bank on the Indebtedness has been paid and each commitment of the Bank to extend credit to any Debtor shall have terminated.

     In the case of the dissolution, liquidation, or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against any Debtor or the undersigned, all of the Indebtedness then existing shall, at the option of the Bank, immediately become due and accrued and payable from the undersigned and, in such case, such Indebtedness shall become a separate and independent obligation of the undersigned, as principal debtor and not as surety, and, in respect thereof, the undersigned shall fully indemnify the Bank for the full amount of such Indebtedness, notwithstanding such dissolution, liquidation, insolvency, bankruptcy or receivership, as the case may be. All dividends or other payments received from any Debtor, or on account of any Debtor from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Bank.

     The Bank may, without any notice whatsoever to anyone, sell, assign, or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but the Bank shall have an unimpaired right to enforce this guaranty for the benefit of the Bank or any such participant, as to such of the Indebtedness that it has not sold, assigned or transferred.

     If any payment applied by the Bank to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of any Debtor or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

     This guaranty shall be governed by and construed according to the laws of the State of Illinois, in which State it shall be performed by the undersigned. All payments to be made by the undersigned hereunder shall be made in the same currency and funds in which the Indebtedness of the relevant Debtor is payable at the principal Chicago office of Harris Trust and Savings Bank at 111 West Monroe Street, Chicago, Illinois 60690 (or at such other place for the account of the Bank as it may from time to time specify to the undersigned) in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the undersigned is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Bank shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

     The payment by the undersigned of any amount or amounts due the Bank hereunder shall be made in the same currency (the "relevant currency") and funds in which the underlying Indebtedness of any Debtor are payable. To the fullest extent permitted by law, the obligation of the undersigned in respect of any amount due in the relevant currency under this guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which the Bank receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the undersigned shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the undersigned not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     The undersigned waives any and all defenses, claims and discharges of the Debtors, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Bank any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to any Debtor or any other person or entity liable in respect of any of the Indebtedness, or any setoff available against the Bank to the Debtor or any such other person or entity, whether or not on account of a related transaction. The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Debtors or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

     The undersigned hereby irrevocably submits to the non-exclusive jurisdiction of any State of Illinois court or any federal court located in Chicago, Illinois for the adjudication of any matter arising out of or relating to this guaranty and consents to the service of process by registered or certified mail out of any such court or by service of process on the Parent Debtor (now at 555 Briarwood Circle, Ann Arbor, Michigan 48108) which the undersigned hereby irrevocably appoints as its agent to receive, for it and on its behalf, service of process in any action or proceeding in Illinois. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the undersigned) provided that notice of such service of process is given by the Bank to the undersigned. If, for any reason, such process agent ceases to be able to act as such or no longer has an address in Illinois, the undersigned irrevocably agrees to appoint a substitute process agent acceptable to the Bank and to deliver to the Bank a copy of the new agent's acceptance of that appointment within 30 days.

Nothing contained herein shall affect the right of the Bank to serve legal process in any other manner or to bring any proceeding hereunder in any jurisdiction where the undersigned may be amenable to suit. The undersigned hereby waives any objection to any action or proceeding in any Illinois court or federal court located in Chicago, Illinois on the grounds of venue or any claim that any State of Illinois court or federal court located in Chicago, Illinois is an inconvenient forum.

     Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable. This guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Bank.

     All notices or other communications given hereunder by the Bank to the undersigned shall be addressed to the undersigned at its address below or to such other address as the undersigned shall designate by notice in writing to the Bank. Any such notice or other communication shall be effective only upon receipt thereof by the undersigned.

     This guaranty and every part thereof shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Bank, its successors, legal representatives and assigns. The undersigned waives notice of the Bank's acceptance hereof.

     SIGNED AND DELIVERED by the undersigned, this 23rd day of September, 1997. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS GUARANTY AS
OF THE TIME OF EXECUTION.

                                             COMSHARE INTERNATIONAL LTD.
(SEAL)

                                             By
                                               -------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                     -------------------------
ADDRESS:

22 Chelsea Manor Street
London SW3 5RL, England
United Kingdom

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT made as of this 23rd day of September, 1997, by Comshare Limited, a corporation incorporated in Ontario, Canada (the "Debtor"), with its mailing address as set forth on Schedule A hereto, and Harris Trust and Savings Bank, an Illinois banking corporation (the"Bank"), with its mailing address at 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690;

                         W I T N E S S E T H   T H A T:

     WHEREAS, the Debtor has delivered to the Bank a guaranty agreement dated September 23, 1997 (the "Guaranty") guaranteeing the obligations of Comshare, Incorporated (the "Parent Borrower") and one or more of the Parent Borrower's subsidiaries (the Parent Borrower and each such subsidiary hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") to the Bank; and

     WHEREAS, the Bank will only make available to the Borrowers credit and other financial accomodations on the condition, among others, that the Debtor pledges its assets to secure the Guaranty;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Debtor, the Debtor hereby agrees as follows:

     1. Security Interest. Accordingly, the Debtor, in order to secure the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of (i) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of the Debtor to the Bank (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired, and whether several, joint or joint and several, (ii) any and all indebtedness, obligations and liabilities of whatsoever kind and nature of each Borrower to the Bank (whether arising before or after the filing of a petition in bankruptcy), whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever held, evidenced or acquired, and whether several, joint or joint and several and
(iii) any and all reasonable expenses, commissions and charges, legal or otherwise, suffered or incurred by the Bank in collecting or in enforcing any of such indebtedness, obligations and liabilities or realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses and charges described in clauses (i), (ii) and (iii) above being hereinafter referred to as the "Obligations"), the Debtor hereby grants to the Bank a security interest in and right of setoff against, and acknowledges and agrees that the Bank has and shall continue to have a continuing security interest in and right of setoff against, any and all of the Debtor's:

           (a) Accounts. The Accounts whether now existing or hereafter created or arising, and however evidenced or acquired, or in which the Debtor now has or hereafter acquires any rights (the term "Accounts" means and includes all accounts, debts, accounts receivable, and other intangibles, instruments, notes, drafts, acceptances, chattel paper, securities and security interests, any right of the Debtor to payment for goods sold or leased or for services rendered, whether or not earned by performance, and all other forms of obligations owing to the Debtor) (including any and all claims and other rights for insurance against loss or misappropriation or otherwise to the property of the Debtor);

           (b) Customer Contracts. All right, title and interest in, to and under contracts entered into by the Debtor with customers in its ordinary course of business, whether now existing or hereafter created, acquired or arising, or contracts in which the Debtor now has or hereafter acquires any rights, including without limitation all such rights to payment with respect to (i) software license agreements, (ii) software maintenance agreements, (iii) software distribution agreements and (iv) software implementation and consulting services agreements;

           (c) Records and Cabinets. Supporting evidence and documents relating to any of the above-described property, including without limitation, copies of computer programs, disks, tapes and related electronic data processing media, rights of the Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, together with all books of account, ledgers and cabinets in which the same are reflected or maintained, all whether now existing or hereafter arising;

           (d) Accessions and Additions. All accessions and additions to and substitutions and replacements of any of the foregoing, whether now existing or hereafter arising; and

           (e) Proceeds. All proceeds of the foregoing, whether now existing or hereafter arising;

all of the foregoing being herein sometimes referred to as the "Collateral".

     2. Covenants, Agreements, Representations and Warranties. The Debtor hereby covenants and agrees with, and represents and warrants to the Bank that:

           (a) The Debtor is a corporation or other entity duly organized, existing and in good standing under the laws of Ontario, Canada, is the sole and lawful owner of the Collateral and has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for; and the execution and delivery of this Agreement, and the observance and performance of any of the matters and things herein set forth, will not violate or contravene in any material respect any provision of law or of the articles of incorporation or by-laws or other organizational agreement of the Debtor or of any indenture, loan agreement or other agreement of or affecting the Debtor or any of its properties, or result in the creation or imposition of any liens or encumbrance on any property of the Debtor.

           (b) The Collateral is and will remain in the Debtor's possession at the locations listed under Column 2 on Schedule A attached hereto. The Debtor's chief executive office is listed opposite its name on Schedule A attached hereto and the Debtor has no other places of business other than those listed under Column 3 on Schedule A attached hereto. The Debtor will not remove the Collateral from the locations specified in the first sentence of this Section 2(b) without the Bank's prior written consent (provided that if for any reason Collateral is at any time kept or located at locations other than its present location or locations hereafter consented to by the Bank, the Bank shall nevertheless have and retain a security interest therein).

           (c) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including without limitation mechanics, laborers and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary except for the security interest of the Bank therein and as otherwise provided in the Credit Agreement (as hereinafter defined), and the Debtor will warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest therein adverse to the Bank.

           (d) The Debtor will pay promptly when due all material taxes, assessments, and governmental charges and levies upon or against the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

           (e) The Debtor at its own cost and expense will maintain, keep and preserve the Collateral in good repair and condition and will not waste or destroy such Collateral or any part thereof and will not be negligent in the care and use of any Collateral and will not use or permit to be used any Collateral in violation of any statute, ordinance or other governmental requirement. The Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Bank has no responsibility to perform such obligations.

           (f) Except for liens permitted by the Credit Agreement and subject to Section 4(a) hereof, the Debtor will not, without the Bank's prior written consent, sell, assign, mortgage, lease or otherwise dispose of the Collateral or any interest therein.

           (g) The Debtor will at all times allow the Bank or its representatives free access to and right of inspection of the Collateral; provided, however, except during the continuance of any event of default hereunder, such access and inspection shall be made only after reasonable notice to the Parent Borrower or the Debtor and during normal business hours. As to any premises not owned by the Debtor wherein any of the Collateral is located, if any, the Debtor shall, if the Bank so requests, cause each party having any right, title or interest in, or lien on, any of such premises to enter into an agreement (any such agreement to contain a legal description of such premises) whereby such party disclaims any right, title and interest in, and lien on, the Collateral, allowing the removal of such Collateral by the Bank and otherwise in form and substance acceptable to the Bank.

           (h) The Debtor agrees from time to time to deliver to the Bank such evidence of the existence and identity of the Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Accounts created or acquired by the Debtor and any security therefor and other rights and benefits in respect thereof, copies of customer invoices or the equivalent and original shipping or delivery receipts for all merchandise and other goods sold or leased or services rendered, together with the Debtor's warranty of the genuineness thereof), as the Bank may reasonably request.

           (i) The Debtor will comply in all material respects with the terms and conditions of any leases, easements, right-of-way agreements or other agreements covering the premises wherein the Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental entity, department or agency having jurisdiction with respect to such premises or the conduct of business thereon.

           (j) On failure of the Debtor to perform any of the covenants and agreements herein contained, the Bank may, at its option but in any event with notice to the Parent Borrower or the Debtor (which need not necessarily be prior notice), perform the same and in so doing may expend such sums as the Bank may reasonably deem advisable in the performance thereof, including without limitation the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Bank may be compelled to make by operation of law or which the Bank may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Debtor immediately without notice or demand, shall constitute so much additional Obligations hereby secured and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a 360-day year for the actual number of days elapsed) determined by adding 2% to the rate per annum from time to time announced by said Harris Trust and Savings Bank as its prime commercial rate with any change in such rate per annum as so determined by reason of a change in such prime commercial rate to be and become effective as of and on the date of such change in said prime commercial rate (such rate per annum as so determined being hereinafter referred to as the "Default Rate"). No such performance of any covenant or agreement by the Bank on behalf of the Debtor and no such advancement or expenditure therefor, shall relieve the Debtor of any default under the terms of this Agreement. The Bank, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Bank, in performing any act hereunder, shall be the sole judge of whether the Debtor is required to perform the same under the terms of this Agreement.

           (k) The Debtor warrants that it has not transacted business, and does not transact business, under any trade names except as set forth on Schedule B. The Debtor agrees that it will not change its name or transact business under any trade names without first giving the Bank 30 days' prior written notice of its intent to do so.

           (l) The Debtor agrees to execute and deliver to the Bank such further agreements and assignments or other instruments and to do all such other things as the Bank may deem necessary or appropriate to assure the Bank its security interest hereunder, including such financing statement or statements or amendments thereof or supplements thereto or other instruments as the Bank may from time to time require in order to comply with the Personal Property Security Act as enacted in the Province of Ontario and any successor statute(s) thereto (the "Act"). The Debtor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Bank without notice thereof to the Debtor wherever the Bank in its sole discretion desires to file the same. In the event for any reason the law of any other jurisdiction than Ontario becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, the Debtor agrees to execute and deliver all such instruments and to do all such other things as the Bank in its sole discretion deems necessary or appropriate to preserve, protect and enforce the security interests of the Bank under the law of such other jurisdiction to at least the same extent as such security interests would be protected under the Act. If any Collateral is in the possession or control of any of the Debtor's agents or processors and unless the Bank requests otherwise, the Debtor agrees to notify such agents or processors in writing of the Bank's security interests therein, and upon the Bank's request instruct them to hold all such Collateral for the Bank's account and subject to the Bank's instructions. The Debtor agrees to mark its books and records to reflect the security interests of the Bank in the Collateral.

     3. Special Provisions Re: Accounts. (a) As of the time any Account which is an account receivable becomes subject to the security interests provided for hereby, the Debtor shall be deemed to have warranted as to each and all of its Accounts that each such Account and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each such Account is valid and subsisting and if such Account is an account receivable, arises out of and for services theretofore actually rendered or to be rendered by the Debtor to, the account debtor named therein; that the amount of the Account represented as owing is the correct amount actually and unconditionally owing, except for normal cash discounts on normal trade terms in the ordinary course of business if such Account is an account receivable; that the amount of such Account represented as owing is not disputed, and is not subject to any set-offs, credits, deductions or counter charges; that no Account is evidenced by any instrument or chattel paper unless such instrument or chattel paper has theretofore been endorsed by the Debtor and delivered to the Bank (except to the extent the Bank specifically requests the Debtor not to do so with respect to any such instrument or chattel paper); and that no surety bond was required or given in connection with said Account or the contracts or purchase orders out of which the same arose. Without limiting the foregoing, if any Account arises out of a contract with the federal government of Canada or any provincial government or any of their respective departments, agencies or instrumentalities, the Debtor agrees to notify the Bank and execute whatever instruments are required by the Bank in order that such Account shall be assigned to the Bank and that proper notice of such assignment shall be given under the Financial Administration Act (Canada) or other like statute.

     (b) The Debtor shall keep all of its books and records relating to the Accounts only at its chief executive office described in Section 2(b) hereof or at the chief executive office of the Parent Borrower.

     (c) From time to time, as the Bank may reasonably request of the Debtor, the Debtor shall provide the Bank with schedules describing all Accounts created or acquired by the Debtor, provided, however, that the failure of the Debtor to execute and deliver such schedules shall not affect or limit the Bank's security interest or other rights in and to any such Accounts. Together with each schedule, the Debtor shall, if reasonably requested by the Bank, furnish copies of customers' invoices or the equivalent, and original shipping or delivery receipts, for all merchandise sold, and the Debtor warrants the genuineness thereof.

     4. Collection of Accounts. (a) Unless and until an event of default hereunder occurs, the Debtor shall make collection of all of its Accounts and may use the same to carry on its business in accordance with sound business practice and otherwise subject to the terms hereof.

     (b) Whether or not the Bank has exercised any or all of its rights under other provisions of this Section 4 and upon the occurrence and during the continuation of any event of default hereunder, in the event the Bank requests the Debtor to do so:

           (i) all instruments and chattel paper at any time constituting part of the Accounts (including any postdated checks) shall, upon receipt by the Debtor, be immediately endorsed to and deposited with Bank; and/or

           (ii) the Debtor shall instruct all account debtors to remit all payments in respect of Accounts to a lockbox to be maintained at the main post office, Chicago, Illinois or such other place as may be designated by the Bank, in any case under the sole custody and control of Bank.

     (c) Upon the occurrence and during the continuation of any event of default hereunder and whether or not the Bank has exercised any or all of its rights under other provisions of this Section 4, the Bank or its designee may notify the Debtor's customers or account debtors at any time that Accounts have been assigned to the Bank or of the Bank's security interest therein and either in its own name, or the Debtor's or both, demand, collect (including without limitation through a lockbox analogous to that described in Section 4(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Accounts, and in the Bank's discretion file any claim or take any other action or proceeding which the Bank may deem necessary or appropriate to protect and realize upon the security interest of the Bank in the Accounts.

     (d) Any proceeds of Accounts or other Collateral transmitted to or otherwise received by the Bank pursuant to any of the provisions of Sections 4(b) or 4(c) hereof shall be handled and administered by the Bank in and through a remittance account at the Bank and the Debtor acknowledges that the maintenance of such remittance account by the Bank is solely for the Bank's own convenience and that the Debtor does not have any right, title or interest in such remittance account or any amounts at any time standing to the credit thereof. The Bank may apply all or any part of any proceeds of Accounts or other Collateral received by it from any source to the payment of the Obligations (whether or not then due and payable), such applications to be made in such amounts, in such manner and order and at such intervals as the

Bank may from time to time in its discretion determine, but not less often than once each week. The Bank need not apply or give credit for any item included in proceeds of Accounts or other Collateral until the Bank has received final payment therefor at its office in cash or final solvent credits current in Chicago, Illinois, acceptable to the Bank as such. However, if the Bank does give credit for any item prior to receiving final payment therefor and the Bank fails to receive such final payment or an item is charged back to the Bank for any reason, the Bank may at its election in either instance charge the amount of such item back against the remittance account, together with interest thereon at the Default Rate. The Debtor shall accompany each transmission of any proceeds of Accounts or other Collateral to the Bank with a report in such form as the Bank shall require identifying the particular Account or other Collateral from which the same arises or relates. The Bank, however, agrees that unless and until default occurs in the payment when due of any of the Obligations or any other event occurs or condition exists which constitutes an event of default hereunder or under any indenture or loan or credit agreement at any time in effect between the Debtor and the Bank or which, with the lapse of time or the giving of notice, or both, would constitute such an event of default, the Bank will release proceeds of Collateral from the remittance account from time to time but not less often than once per week. The Debtor hereby indemnifies the Bank from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorney's fees suffered or incurred by the Bank because of the maintenance of the foregoing arrangements. The Bank shall have no liability or responsibility to the Debtor for accepting any check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

     5. Power of Attorney. In addition to any other powers of attorney contained herein, the Debtor appoints the Bank, its nominee, or any other person whom the Bank may designate as the Debtor's attorney in fact, with full power to endorse the Debtor's names on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Bank's possession, to sign the Debtor's names on any invoice or bill of lading relating to any Accounts, on drafts against customers, on schedules and assignments of Accounts, on notices of assignment, on public records, on verifications of accounts and on notices to customers, to send requests for verification of Accounts to customers or account debtors, and to do all things necessary to carry out this Agreement and after an event of default has occurred hereunder, to notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by the Bank and to receive, open and dispose of all mail addressed to the Debtor. The Debtor hereby ratifies and approves all acts of any such attorney and agree that neither the Bank nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their own gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and each commitment of the Bank to extend credit to a

Borrower or any of them has expired or terminated. The Bank may file one or more financing statements disclosing its security interest in any or all of the Collateral without the Debtor's signature appearing thereon. The Debtor also hereby grants the Bank a power of attorney to execute any such financing statement, or amendments and supplements to financing statements, on behalf of the Debtor without notice thereof to the Debtor, which power of attorney is coupled with an interest and is irrevocable until the Obligations have been fully satisfied.

     6. Defaults and Remedies. (a) The occurrence of any one or more of the following events shall constitute an "event of default" hereunder:

           (i) default in the payment when due (whether by lapse of time, acceleration or otherwise) of all or any part of the principal of the Obligations or any part thereof; or

           (ii) default for five (5) business days or more on the payment when due of the remainder of the Obligations (including, without limitation, interest or any fee or other amount comprising such remainder of the Obligations); or

           (iii) any representation or warranty made by the Debtor herein, or in any statement or certificate furnished by it pursuant hereto, or in connection with this Agreement, shall be false in any material respect as of the date of the issuance or making thereof; or

           (iv) default in the observance or performance of any other provision hereof which is not remedied within thirty (30) days after written notice thereof to the Debtor by the Bank; or

           (v) the occurrence of any event or the existence of any condition which is specified as an Event of Default under the Credit Agreement, whether or not the same is in force.

The term "event of default" as used herein shall mean the events of default specified in this Section 6.

     (b) Upon the occurrence of any event of default hereunder, the Bank shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Act (regardless of whether the Act is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Act applies to the affected Collateral), and further the Bank may, without demand and without advertisement or notice, (other than as required by law) all of which the Debtor hereby waives, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Bank deems advisable, in its sole discretion. In addition to all other sums due the Bank hereunder, the Debtor agrees to pay to the Bank all costs and expenses incurred by the Bank, including a reasonable allowance for attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or Obligations or in the prosecution or defense of any action or proceeding by or against the Bank or the Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the Bankruptcy and Insolvency Act (Canada). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtor in accordance with Section 10(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Debtor if the Debtor has signed, after an event of default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Bank shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Bank may be the purchaser at any such sale. The Debtor hereby waives all of its rights of redemption from any such sale. Subject to the provisions of applicable law, the Bank may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Bank may further postpone such sale by announcement made at such time and place.

     (c) Without in any way limiting the foregoing, the Bank (or any agent appointed by it) shall after an event of default has occurred hereunder have the right, in addition to all other rights provided herein or by law, to take physical possession of any and all of the Collateral and anything found therein, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the Debtor's premises (the Debtor hereby agreeing to lease warehouses without cost or expense to the Bank or its designee if the Bank so requests) or to remove the Collateral or any part thereof to such other places as the Bank may desire. The Debtor shall, upon the Bank's demand, assemble the Collateral and make it available to the Bank at a place designated by the Bank. Any amounts paid to or received by the Debtor shall be received as agent and in trust for the Bank and the Debtor shall forthwith pay over same to the Bank. If the Bank exercises its right to take possession of the Collateral, the Debtor shall also at its expense perform any and all other steps requested by the Bank to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Bank and appointing overseers for the Collateral.

     (d) The proceeds and avails of the Collateral at any time received by the Bank after an event of default hereunder shall have occurred shall, when received by the Bank in cash or its equivalent, be applied by the Bank as follows:

           (i) First, to the payment and satisfaction of all sums paid and costs and expenses incurred by the Bank (or its agent) hereunder or otherwise in connection herewith, including such monies paid or incurred in connection with protecting, preserving or realizing upon the Collateral or enforcing any of the terms hereof, including reasonable attorneys' fees and court costs, together with any interest thereon (but without preference or priority of principal over interest or of interest over principal), to the extent the Bank is not reimbursed therefor by the Debtor; and

           (ii) Second, to the payment and satisfaction of the remaining Obligations, whether or not then due (in whatever order the Bank elects), both for interest and principal.

The Debtor shall remain liable to the Bank for any deficiency. Any surplus remaining after the full payment and satisfaction of the foregoing may be returned to the Debtor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     (e) Failure by the Bank to exercise any right, remedy or option under this Agreement or any other agreement between the Debtor and the Bank or provided by law, or delay by the Bank in exercising the same, shall not operate as a waiver; no waiver shall be effective unless it is in writing, signed by the Bank and then only to the extent specifically stated. Neither the Bank, nor any party acting as attorney for the Bank, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Bank under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Bank may have.

     7. Continuing Agreement. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and each commitment of the Bank to extend any credit to a Borrower shall have terminated.

     8. Primary Security; Obligations Absolute. The lien and security herein created and provided for stand as direct and primary security for the Obligations. No application of any sums received by the Bank in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any portion thereof shall in any manner entitle the Debtor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and each commitment of the Bank to extend credit to a Borrower shall have expired. The Debtor acknowledges and agrees that the lien and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Bank or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by the Bank or any holder of any of the Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of the Bank or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor. The lien and security hereof shall not in any manner be impaired or affected by (and the Bank, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof or of any obligor thereon. The Bank may at its discretion at any time grant credit to any one or more of the Borrowers without notice to the Debtor in such amounts and on such terms as the Bank may elect (all of such to constitute additional Obligations) without in any manner impairing the lien and security hereby created and provided for. No release, compromise or discharge of the Debtor hereunder or with respect to any of the Obligations or any Collateral provided by the Debtor shall release or discharge, or impair the agreements of the Borrowers, or in any manner impair the liens and security interests granted hereunder; and the Bank may proceed against the Collateral without proceeding against the Borrowers, their respective properties or any other security or guaranty whatsoever. Without limiting the generality of the foregoing, the Bank may at any time or from time to time release the Borrowers or release any Collateral or effect any compromise with the Borrowers, and no such release or compromise shall in any manner impair or otherwise effect the liens granted by, or the obligations of, the Debtor hereunder. In order to foreclose or otherwise realize hereon and to exercise the rights granted the Bank hereunder and under applicable law, there shall be no obligation on the part of the Bank or any other holder of any of the Obligations at any time to first resort for payment to the Borrowers or any other obligor on any of the Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Bank shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

     9. Personal Jurisdiction. (a) Exclusive Jurisdiction. The Bank and the Debtor agree that all disputes among them arising out of, connected with, related to, or incidental to this Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved only by the courts located in Ontario, Canada. The Debtor waives in all disputes any objection that the Debtor may have to the location of the court considering the dispute.

     (b) Other Jurisdictions. The Debtor agrees that the Bank shall have the right to proceed against it or the Collateral in a court in any location to enable the Bank to realize on the Collateral, or to enforce a judgment or other court order entered in favor of the Bank. The Debtor agrees that it will not assert any permissive counterclaims in any proceeding brought in accordance with this provision by the Bank to realize on the Collateral, or to enforce a judgment or other court order in favor of the Bank. The Debtor waives any objection that it may have to the location of the court in which the Bank has commenced a proceeding described in this Subsection.

     10. Miscellaneous. (a) This Agreement cannot be changed or terminated orally. All of the rights, privileges, remedies and options given to the Bank hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, promises, covenants, representations and warranties of and in this Agreement shall bind the Debtor and its legal representatives, successors and assigns, provided that the Debtor may not assign its rights or delegate its duties hereunder without the Bank's prior written consent. The Debtor hereby releases the Bank from any liability for any act or omission relating to its Collateral or this Agreement, except the Bank's gross negligence or willful misconduct.

     (b) All communications provided for herein shall be in writing (including as such, communications by telecopy), except as otherwise specifically provided for hereinabove, and shall be deemed to have been given or made when served personally or when deposited in the mail addressed to the Debtor at the Parent Borrower's chief executive office at 555 Briarwood Circle, Ann Arbor, Michigan 48108, United States of America, or if to the Bank, at its address set forth in the first paragraph of this Agreement, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 10(b).

     (c) The term "Credit Agreement" as used herein shall mean that certain Credit Agreement dated as of September 23, 1997 by and between the Parent Borrower, Comshare Limited, a private limited company organized under the laws of England and Wales, and the Bank as the same may be amended or modified from time to time, and any Credit Agreement between the Borrowers and the Bank which replaces the foregoing Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     (d) Notwithstanding anything herein to the contrary, the right of recovery hereunder against the Debtor with respect to the Obligations shall be limited to $1.00 less than the amount of the lowest claim hereunder against the Debtor which would render this Agreement void or voidable under applicable law.

     (e) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

     (f) This Agreement shall be deemed to have been made in the Province of Ontario and shall be governed by the laws of the Province of Ontario (without regard to the principles of conflicts of law). All terms which are used in this Agreement which are defined in the Act shall have the same meanings herein as said terms do in the Act unless this Agreement shall otherwise specifically provide. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

     (g) This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. The Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by the Debtor to the Bank, and it shall not be necessary for the Bank to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof. The Debtor hereby acknowledges receipt of a copy of this Agreement.

     (h) This Agreement is in addition to and not in substitution for any former assignment and shall not be merged in any subsequent assignment.

     IN WITNESS WHEREOF, the Debtor has caused this Agreement to be duly executed as of this 23rd day of September, 1997.

                                        COMSHARE LIMITED
                                        Address:  180 Attwell Drive, Suite 300
                                                   Etobicoke
                                                   Ontario, Canada M9W 6H4

                                        By
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                   SCHEDULE A

    COLUMN 1                      COLUMN 2                      COLUMN 3

                                    CHIEF
                                  EXECUTIVE                 ADDITIONAL PLACES
 NAME OF DEBTOR                    OFFICE                      OF BUSINESS

Comshare Limited              180 Attwell Drive                   None
                                  Suite #300
                                  Etobicoke
                               Ontario M9W 6H4
                                    Canada

                                   SCHEDULE B

                                   TRADENAMES


                                      NONE

                               September 23, 1997



Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60690

       Re: Credit Facilities to Comshare, Incorporated (the "Company") and Comshare Limited (the "Borrowing Subsidiary") under the Credit Agreement dated as of September 23, 1997 by and among the Company, the
                    Borrowing Subsidiary and Harris Trust and
                      Savings Bank (the "Credit Agreement")


Gentlemen:


         Pursuant to Section 7.2(a)(iv) of the above referenced Credit Agreement, the Company hereby designates the following persons as "Authorized Representatives" under the Credit Agreement:


TITLE/OFFICE                        NAME                        SIGNATURE

Senior Vice President,              Kathryn A. Jehle        ___________________
Chief Financial Officer
Treasurer, and Assistant
Secretary


_______________________   R. Michael Mahoney           _________________________


_______________________   David H. Mackenzie           _________________________


_______________________   Dennis G. Ganster            _________________________


         The Company certifies that the persons named above are at the date hereof the duly elected, qualified and acting incumbents of their respective offices of the Company set out at the left of their respective names, and the signature at the right of said names, respectively, are the genuine signatures of said persons.


         Pursuant to Section 7.2(a)(iv) of the above referenced Credit Agreement, the Borrowing Subsidiary hereby designates the following persons as "Authorized Representatives" under the Credit Agreement:

TITLE/OFFICE                        NAME                    SIGNATURE

____________________          __________________       ______________________

____________________          __________________       ______________________

____________________          __________________       ______________________

         The Borrowing Subsidiary certifies that the persons named above are at the date hereof the duly elected, qualified and acting incumbents of their respective offices of the Borrowing Subsidiary set out at the left of their respective names, and the signature at the right of said names, respectively, are the genuine signatures of said persons.





                                      COMSHARE, INCORPORATED

                                      By
                                           Its__________________________________


                                      COMSHARE LIMITED

                                      By
                                           Its__________________________________

                             COMSHARE INCORPORATED

                                COMSHARE LIMITED

                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
                                                              September 23, 1997

     On the Termination Date, for value received, the undersigned, COMSHARE INCORPORATED, a Michigan corporation (the "Company"), and COMSHARE LIMITED, a private limited company organized under the laws of England (the "Borrowing Subsidiary") (the Company and the Borrowing Subsidiary being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), hereby jointly and severally promise to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois (or in the case of Eurocurrency Portions denominated in an Optional Currency, at such office as the Bank has previously notified the Company) in the currency of such Loan in accordance with Section 3 of the Credit Agreement hereinafter identified and defined, the aggregate unpaid principal amount of all Loans made by the Bank to either Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     This Note evidences Loans made and to be made to the Borrowers by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of September 23, 1997, between the Borrowers and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement").

     Each Loan made against this Note, the Borrower to which such Loan was made, any repayment of principal hereon, the status of each such Loan from time to time as part of the Domestic Rate Portion or a Eurocurrency Portion, the currency thereof and the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). Each Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the Borrower to which such Loan was made, the status of each Loan from time to time as part of the Domestic Rate

Portion or a Eurocurrency Portion, the currency thereof and the interest rate and Interest Period applicable thereto.

     This Note is issued by the Borrowers under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Borrowers hereby jointly and severally promise to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor.
The Borrowers hereby waive presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                             COMSHARE, INCORPORATED

                                             By
                                                Name:___________________________

                                                Title:__________________________


                                             COMSHARE LIMITED

                                             By
                                                Name:___________________________

                                                Title:__________________________